Luis Felipe del Valle Prieto Notario Número 20	Exhibit 1.1

LF/RR/erp. OP:1313

ESCRITURA NÚMERO CIENTO TREINTA Y TRES MIL TRESCIENTOS DOS

VOLUMEN CUATRO MIL SEISCIENTOS CINCUENTA Y OCHO

EN MÉXICO, DISTRITO FEDERAL, a los dieciocho días del mes de febrero del año dos mil cuatro, el Licenciado LUIS FELIPE DEL VALLE PRIETO ORTEGA, Notario Público Número Veinte del Distrito Federal, hace constar:

LA COMPULSA TOTAL DE ESTATUTOS DE LA SOCIEDAD DENOMINADA “AMÉRICA MÓVIL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, que realizo a solicitud del señor Licenciado LUIS ENRIQUE OLIVEROS ARREAGA, y que se consigna al tenor de los antecedentes y cláusulas que siguen:

A N T E C E D E N T E S

I. - CONSTITUTIVA. - Por escritura número CIENTO VEINTITRÉS MIL VEINTIDÓS, de fecha veintinueve de septiembre del año dos mil, otorgada ante la fe del suscrito Notario, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio de esta Capital, en el FOLIO MERCANTIL número DOSCIENTOS SESENTA Y TRES MIL SETECIENTOS SETENTA, de fecha trece de octubre del año dos mil, inscrita en el Registro Nacional de Inversiones Extranjeras, como consta en la copia del escrito con número de folio “65543/5774” sellado por el Registro Nacional de Inversiones Extranjeras con fecha veintiuno de marzo del año dos mil uno, y previo permiso otorgado por la Secretaría de Relaciones Exteriores número “09039749”, se constituyó la sociedad denominada “AMÉRICA MÓVIL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, con domicilio en México, Distrito Federal, duración indefinida, cláusula de admisión de extranjeros, capital social mínimo fijo de $402’900,048.30 (Cuatrocientos dos millones novecientos mil cuarenta y ocho pesos 30/100 moneda nacional).

II. - REFORMA DE ESTATUTOS. - Por escritura número CIENTO VEINTISÉIS MIL CIENTO OCHENTA Y NUEVE, de fecha trece de junio del dos mil uno, otorgada ante la fe del suscrito Notario cuyo primer testimonio quedó inscrito en el Registro Público de Comercio de esta Capital, en el FOLIO MERCANTIL número DOSCIENTOS SESENTA Y TRES MIL SETECIENTOS SETENTA, de fecha dos de julio del año dos mil uno, se hizo constar la

Protocolización del Acta de Asamblea General Extraordinaria de Acciones de “AMÉRICA MÓVIL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, celebrada el día veintisiete de abril del año dos mil uno, en la que se acordó la reforma de las cláusulas vigésima séptima, trigésima, trigésima tercera, trigésima quinta y cuadragésima de los estatutos sociales de la sociedad.

III.- COMPULSA TOTAL DE ESTATUTOS.- Por escritura número CIENTO VIENTISÉIS MIL CIENTO NOVENTA, de fecha catorce de junio del año dos mil uno, otorgada ante la fe del suscrito Notario, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio de esta Capital, en el FOLIO MERCANTIL número DOSCIENTOS SESENTA Y TRES MIL SETECIENTOS SETENTA, el día dos de julio del año dos mil uno, se hizo constar 1a Compulsa Total de Estatutos de la Sociedad.

IV. -REFORMA DE ESTATUTOS. -Por escritura número CIENTO VEINTISÉIS MIL OCHOCIENTOS SETENTA Y CINCO, de fecha diez de agosto del año dos mil uno, otorgada ante la fe del suscrito notario, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio de esta Capital, en el FOLIO MERCANTIL número DOSCIENTOS SESENTA Y TRES MIL SETECIENTOS SETENTA, el día veinte de agosto del año dos mil uno, se hizo constar la protocolización del acta de ASAMBLEA GENERAL ORDINARIA Y EXTRAORDINARIA DE ACCIONISTAS DE “AMÉRICA MÓVIL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, celebrada el día treinta y uno de julio del dos mil uno, que contiene la REFORMA DE LAS CLÁUSULAS SEXTA, OCTAVA, DECIMOTERCERA, DECIMOCTAVA, DECIMONOVENA, VIGÉSIMA CUARTA, VIGÉSIMA SEXTA, TRIGÉSIMA PRIMERA, TRIGÉSIMA SEGUNDA, TRIGÉSIMA TERCERA, TRIGÉSIMA SEXTA, y CUADRAGÉSIMA PRIMERA y la inclusión de las CLÁUSULAS TRIGÉSIMA BIS y CUADRAGÉSIMA BIS DE LOS ESTATUTOS SOCIALES DE LA SOCIEDAD.

V.-COMPULSA DE ESTATUTOS.- Por escritura número CIENTO VEINITISÉIS MIL NOVECIENTOS CUARENTA Y SEIS, de fecha veinte de agosto del año dos mil uno, otorgada ante la fe del suscrito Notario, cuyo primer testimonio quedó inscrito en el Registro Público de Comercio de esta Capital, en el FOLIO MERCANTIL número DOSCIENTOS SESENTA Y TRES MIL SETECIENTOS

Luis Felipe del Valle Prieto Notario Número 20

SETENTA, de fecha veintisiete de agosto del año dos mil uno, se hizo constar la COMPULSA TOTAL DE ESTATUTOS DE LA SOCIEDAD DENOMINDA “AMÉRICA MÓVIL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE.

VI.- REFORMA DE ESTATUTOS.- Por escritura número CIENTO TREINTA Y TRES MIL TRESCIENTOS UNO, de fecha dieciocho de febrero del año dos mil cuatro, otorgada ante la fe del suscrito notario, la cual se firma en forma simultánea al presente instrumento, se hizo constar la protocolización del acta de ASAMBLEA GENERAL EXTRAORDINARIA DE ACCIONISTAS DE “AMÉRICA MÓVIL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, celebrada el día ocho de diciembre del año dos mil tres, que contiene la REFORMA DE LOS ARTÍCULOS SEXTO, DECIMOSEGUNDO, DECIMOTERCERO, DECIMOCUARTO, TRIGÉSIMO PRIMERO, TRIGÉSIMO SEXTO y CUADRAGÉSIMO BIS, así como la adición del Artículo TRIGÉSIMO PIMERO BIS DE LOS ESTATUTOS SOCIALES DE LA SOCIEDAD.

EXPUESTO LO ANTERIOR, SE OTORGAN LAS SIGUIENTES:

CLÁUSULAS

PRIMERA.- A solicitud del señor Licenciado LUIS ENRIQUE OLIVEROS ARREAGA, en representación de AMÉRICA MÓVIL, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, COMPULSO en este instrumento, los ESTATUTOS de la sociedad, que son del tenor literal siguiente:

“ESTATUTOS SOCIALES DE AMÉRICA MÓVIL, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE”:

CLÁUSULAS

PRIMERA.- La denominacion de la Sociedad es “AMÉRICA MÓVIL”, e ira seguida de las palabras “SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE” o de sus abreviaturas “S.A. de C.V.”

SEGUNDA.- El domicilio de la Sociedad es la Ciudad de México, Distrito Federal, sin embargo podrá establecer oficinas, sucursales o agencias en cualquier parte de la República Mexicana y en el extranjero, o someterse convencionalmente por cualquier acto, contrato o convenio a la explicación de leyes extranjeras o de cualquier estado de la República Mexicana y a las respectivas jurisdicciones de los tribunales, o a domicilios convencionales en México o en el extranjero con objeto de recibir toda clase de notificaciones o emplazamientos judiciales o extrajudiciales, designando apoderados especiales o generales en el extranjero para dichos efectos o para cualquier otro efecto, sin que se entienda por ello cambiado su domicilio social.

TERCERA. – Los objetos de la sociedad son los siguientes:

Promover, constituir, organizar, explotar, adquirir y tomar participación en el capital social o patrimonio de todo género de sociedades mercantiles o civiles, asociaciones o empresas, ya sean industriales, comerciales, de servicios o de cualquier otra índole, tanto nacionales como extranjeras, así como participar en su administración o liquidación.

Adquirir, bajo cualquier título legal, acciones, intereses, participaciones o partes sociales de cualquier tipo de sociedades mercantiles o civiles, ya sea formando parte de su constitución o mediante adquisición posterior, así como enajenar, disponer y negociar tales acciones, participaciones y partes sociales, incluyendo cualquier otro título-valor, asimismo, conforme a las disposiciones de carácter general que expida la Comisión Nacional Bancaria y de Valores, y, siempre que las acciones de la Sociedad estén inscritas en la Sección de Valores del Registro Nacional de Valores e Intermediarios, podrá adquirir acciones representativas del capital social de la Sociedad sujeto a lo previsto por estos Estatutos.

Construir, instalar, mantener, operar y explotar redes públicas de telecomunicaciones para prestar el servicio de telecomunicaciones, siempre y cuando la Sociedad cuente con las concesiones y permisos que legalmente se requirieren para ello.

Adquirir el dominio directo sobre bienes inmuebles, sujeto a lo previsto en el artículo 27 de la Constitución Política de los Estados Unidos Mexicanos y en la Ley de Inversión Extranjera y su Reglamento.

Arrendar y tomar en arrendamiento toda clase de bienes inmuebles y celebrar toda clase de actos jurídicos por

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los que se obtenga o se conceda el uso o el uso y goce de bienes inmuebles.

Adquirir, enajenar y celebrar cualesquiera otros actos jurídicos que tengan por objeto bienes muebles, maquinaria, equipo y herramientas que sean necesarios o convenientes para alcanzar los objetos sociales.

Celebrar cualesquiera actos jurídicos que tengan por objeto créditos o derechos.

Celebrar cualesquiera actos jurídicos relacionados con patentes, marcas y nombres comerciales.

Prestar y recibir toda clase de servicios de asesoría y asistencia técnica, científica y administrativa.

Emitir bonos y obligaciones.

Establecer sucursales, agencias y oficinas en la República Mexicana o en el extranjero.

Obrar como agente, representante o comisionista de personas o empresas, ya sean mexicanas o extranjeras.

Dar o tomar dinero a título de préstamo.

Aceptar, suscribir, avalar y endosar toda clase de títulos de crédito.

Otorgar toda clase de garantías, incluyendo la constitución de derechos reales y afectaciones fiduciarias que sean necesarias o convenientes para alcanzar los objetos sociales.

Garantizar, por cualquier medio legal, en forma gratuita u onerosa, incluyendo la constitución de derechos reales y afectaciones fiduciarias, el cumplimiento de obligaciones de terceras personas, físicas o morales, nacionales o extranjeras y constituirse como deudor solidario de terceras personas, físicas o morales, nacionales o extranjeras.

Celebrar cualquier acto o contrato que se relacione con los objetos sociales y que sea lícito para una sociedad anónima.

CUARTA. - La duración de la sociedad será indefinida.

QUINTA. - La Sociedad es de nacionalidad mexicana.

Los socios extranjeros actuales o futuros de la Sociedad se

obligan formalmente con la Secretaría de Relaciones Exteriores de los Estados Unidos Mexicanos a considerarse como nacionales con respecto a las acciones de la Sociedad que adquieran o de que sean titulares, así como con respecto a los bienes, derechos, concesiones, participaciones o intereses de los que sea titular la Sociedad, o bien de los derechos y obligaciones que se deriven de los contratos en que sea parte la Sociedad con autoridades mexicanas. En consecuencia, los socios extranjeros, actuales o futuros, se obligan, por lo mismo, a no invocar la protección de sus Gobiernos, bajo la pena, en caso contrario, de perder en beneficio de la Nación las participaciones sociales que hubieren adquirido.

SEXTA.- El capital social es variable, con un mínimo fijo de $402’900,048.30 (Cuatrocientos dos millones novecientos mil cuarenta y ocho pesos 30/100 moneda nacional), representado por un total de 16,116’001,932 acciones, de las cuales 3,806’767,010 (Tres Mil Ochocientas Seis Millones Setecientas Sesenta y Siete Mil Diez) son acciones comunes, de la Serie “AA”, nominativas, sin valor nominal; 326’615,507 (Trescientas Veintiséis Millones Seiscientas Quince Mil Quinientas Siete) son acciones comunes de la Serie “A”, nominativas, sin valor nominal y 11,982’619,415 (Once Mil Novecientas Ochenta y Dos Millones Seiscientas Diecinueve Mil Cuatrocientas Quince) son acciones nominativas de la Serie “L”, sin valor nominal, de voto limitado.

El capital social estará representado por acciones de la Serie “AA”, en un porcentaje no menor de 20% (veinte por ciento) y no mayor al 51% (cincuenta y uno por ciento) del capital social y que representarán en todo tiempo no menos del 51% (cincuenta y uno por ciento) de las acciones comunes que representen dicho capital social, que serán acciones comunes, nominativas y sin valor nominal, que sólo podrán ser suscritas, y adquiridas por inversionistas mexicanos; por acciones de la Serie “A”, en un porcentaje que no exceda del 19.6% (diecinueve punto seis por ciento) del capital social y en un porcentaje que no exceda del 49%

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(cuarenta y nueve por ciento) de las acciones comunes en que se divida el capital social, que serán acciones comunes, nominativas y de libre suscripción y por acciones de la Serie “L”, de voto limitado y de libre suscripción, en un porcentaje que, junto con las acciones de la Serie “A”, no excedan del 80% (ochenta por ciento) del capital social.

Cada vez que se incremente el capital social, el aumento correspondiente estará representado proporcionalmente por acciones de la Serie “AA”, “A” y “L” en circulación. La sociedad podrá emitir acciones no suscritas, de cualquiera de las series que integren su capital social, para entregarse a medida que se realice la suscripción.

Las acciones comunes en que se divida el capital social deberán estar suscritas por inversionistas mexicanos en un mínimo del 51% (cincuenta y un por ciento), que estarán representadas por acciones de la Serie “AA” y hasta el 49% (cuarenta y nueve por ciento) restante, que estarán representadas por acciones de la Serie “A”, podrá ser adquirido por inversionistas mexicanos y por personas físicas o morales y unidades económicas extranjeras o por empresas mexicanas en las que participe mayoritariamente el capital extranjero o en las que los extranjeros tengan, por cualquier título, la facultad de determinar el manejo de la empresa.

La acciones comunes de las Series “AA” y “A”, en su conjunto, no podrán representar más del 51% (cincuenta y uno por ciento) de las acciones en que se divida el capital social.

Las acciones de la Serie “L” serán de libre suscripción y, en consecuencia con ello, podrán ser adquiridas por inversionistas mexicanos y por personas físicas o morales y unidades económicas extranjeras o por empresas mexicanas en las que participe mayoritariamente el capital extranjero o en las que los extranjeros tengan, por cualquier título, la facultad de determinar el manejo de la empresa. Las acciones de la Serie “L” serán consideradas como inversión neutra en los términos de lo previsto por el artículo 18 y demás aplicables de la Ley de Inversión Extranjera, por lo que no se computarán para determinar el porcentaje de inversión extranjera en el capital social.

Las acciones de la Serie “AA”, que sólo podrán ser suscritas por inversionistas mexicanos, representarán en todo tiempo un porcentaje que no sea menor al 20% (veinte por ciento) del capital social. Las acciones de la Serie “A” y de la Serie “L”, de libre suscripción, en su conjunto, no podrán representar un porcentaje mayor al 80% (ochenta por ciento) del capital social.

Las acciones de la Serie “AA” sólo podrán ser suscritas o adquiridas por:

a) Personas físicas de nacionalidad mexicana.

b) Sociedades mexicanas cuya escritura social contenga cláusula de exclusión de extranjeros de la que solo puedan ser socios o accionistas personas físicas mexicanas y/o sociedades mexicanas cuya escritura social contenga, a su vez, cláusula de exclusión de extranjeros.

c) Sociedades Mexicanas en cuya escritura social se establezca que cuando menos el 51% (cincuenta y uno por ciento) de su capital social solamente pueda ser suscrito o adquirido por (i) personas físicas de nacionalidad mexicana y/o (ii) sociedades mexicanas cuya escritura social contenga cláusula de exclusión de extranjeros de las que solo puedan ser socios o accionistas personas físicas mexicanas y/o sociedades mexicanas cuya escritura social contenga, a su vez, cláusula de exclusión de extranjeros, y/o (iii) sociedades mexicanas que admitan participación extranjera minoritaria.

d) Instituciones mexicanas de crédito, de seguros y fianzas, y sociedades mexicanas de inversión que operen al amparo de la Ley de Sociedades de Inversión y cualquiera de los inversionistas institucionales a que se refiere el Artículo 122 de la Ley del Mercado de Valores.

e) Fideicomisos que fueren expresamente aprobados para adquirir acciones de la Serie “AA” por las autoridades competentes de conformidad con la Ley de Inversión Extranjera y su Reglamento, en los que (i) la mayoría de los derechos de fideicomisario la tengan personas físicas o morales que reúnan los requisitos establecidos en los incisos a), b), y d) que anteceden o, (ii) las acciones de la Serie “AA” materia del fideicomiso representen una minoría de las

Luis Felipe del Valle Prieto Notario Número 20

acciones representativas de dicha Serie y tengan que ser votadas por el fiduciario en el mismo sentido que la mayoría de las acciones Serie “AA”.

Las acciones que emita la sociedad no podrán ser adquiridas por Gobiernos o Estados extranjeros y, en caso de que esto sucediere, quedarán sin efecto ni valor alguno para su tenedor desde el momento de la adquisición.

SÉPTIMA.-Dentro de su respectiva serie, las acciones conferirán iguales derechos. Cada acción común de las series “AA” y “A” da derecho a un voto en las Asambleas Generales de Accionistas. Las acciones de la serie “L” sólo tendrán derecho a voto en los asuntos que limitativamente para ellas se establecen en estos estatutos y se transcriben en los títulos de las mismas. Los títulos representativos de las acciones llevarán las firmas autógrafas de cualesquiera dos de los Consejeros Propietarios o bien su firma impresa en facsímil, si así lo autorizara el Consejo de Administración. En este último caso, los originales de las firmas respectivas se depositarán en la Sección de Comercio del Registro Público de la Propiedad y del Comercio correspondiente. Los títulos de las acciones estarán numerados progresivamente y podrán amparar una o varias acciones y llevarán adheridos cupones para el pago de dividendos. Los títulos de las acciones o los certificados provisionales deberán contener toda la informacion requerida por el Artículo ciento veinticinco de la Ley General de Sociedades Mercantiles y además de la cláusula quinta de esta escritura.

OCTAVA.-Las acciones de la Serie “L” serán de voto 1imitado y con derecho a un dividendo preferente, emitidas al amparo del Artículo 113 de la Ley General de Sociedades Mercantiles. Las acciones de la Serie “L” sólo tendrán derecho de voto en los siguientes asuntos: prórroga de la duración de la Sociedad, disolución anticipada de la Sociedad, cambio de objeto de la Sociedad, cambio de la nacionalidad de la Sociedad, transformación de la Sociedad, fusión con otra sociedad, así como la cancelación de la inscripción de las acciones que emita la sociedad en las secciones de valores o especial del Registro Nacional de

Valores e Intermediarios y en otras Bolsas de Valores extranjeras, en las que se encuentren registradas, excepto de sistemas de cotización u otros mercados no organizados como bolsas de valores;

Toda minoría de tenedores de acciones de voto restringido distintas a las que prevé el artículo 113 de la Ley General de Sociedades Mercantiles o de voto limitado a que alude dicho precepto, que represente cuando menos un diez por ciento del capital social en una o ambas series accionarias, tendrá el derecho de designar por lo menos a un Consejero Propietario y su respectivo Suplente. Sólo podrán revocatse los nombramientos de los consejeros designados por los accionistas a que se refiere este párrafo, cuando se revoque el de todos los demás. Este derecho deberá de ejercitarse mediante notificación por escrito dirigida al Presidente del Consejo de Administración o al Secretario del propio Consejo que se presente con cuando menos dos días hábiles de anticipación a la fecha en que hubiese sido convocada la Asamblea Ordinaria de Accionistas para designar, ratificar o revocar nombramientos a miembros del Consejo de Administración.

A falta de designación de minorías a que se refiere el párrafo anterior, las acciones de la Serie “L”, como clase por resolución que sea adoptada en Asamblea Especial convocada para tal propósito, tendrán derecho a designar dos Consejeros Propietarios y sus respectivos Suplentes para integrar el Consejo de Administración de la sociedad, siempre que, la suma de los consejeros a que se refiere el párrafo anterior y este párrafo, en ningún caso exceda del porcentaje total del capital social que represente la Serie “L” dividido entre un factor de 10. Quien para ello sea autorizado por la Asamblea Especial, notificará por escrito al Presidente de la Asamblea Ordinaria que corresponda, los nombres de las personas que hubieren sido electas por la Serie “L” de acciones, para desempeñar los cargos de miembros Propietarios y miembros Suplentes del Consejo de Administración.

Finalmente, las acciones de la Serie “L” podrán asistir y votar, a razón de un voto por acción, en las Asambleas Extraordinarias de Accionistas que se reúnan para

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resolver sobre la reforma al Artículo Décimosegundo de estos Estatutos relativo a la cancelación de la inscripción de las acciones de la Sociedad en la Sección de Valores del Registro Nacional de Valores.

Respecto a los derechos patrimoniales o pecuniarios cada acción otorgará a su tenedor los mismos derechos, por lo que todas las acciones participarán por igual, sin distinción, en cualquier dividendo, reembolso, amortización o distribución de cualquier naturaleza, estando sujeto, en todo caso, a lo siguiente:

a). En los términos del Artículo Ciento Trece de la Ley General de Sociedades Mercantiles no podrán asignarse dividendos a las acciones de la series “AA” y “A”, sin que se pague a los de la Serie “L”, de voto limitado, un dividendo anual del cinco por ciento sobre el valor teórico de las acciones de la Serie “L” que asciende a la cantidad de $0.025 M.N. (dos centavos y medio) por acción, o sea, un dividendo anual de $0.00125 M.N. (ciento veinticinco diezmilésimos de un peso) por acción, el cual se efectuará con cargo a la cuenta de utilidades retenidas de la Sociedad, que derive de los estados financieros de ejercicios anteriores debidamente aprobados por la Asamblea de Accionistas en los términos del Artículo Diecinueve de la Ley General de Sociedades Mercantiles. Cuando en algún ejercicio social no se decreten dividendos o sean inferiores a dicho cinco por ciento, éste se cubrirá en los años siguientes con la prelación indicada.

b). Una vez que se hubiere cubierto el dividendo previsto en el subinciso a). anterior a las acciones de la Serie “L”, si la Asamblea General de Accionistas decretare el pago de dividendos adicionales, los propietarios de acciones de la serie “AA” y “A” deberán de recibir el mismo monto de dividendo que hubieren recibido los tenedores de las acciones de la Serie “L”, conforme al subinciso a). anterior en el ejercico de que se trate o en ejercicios anteriores, con el propósito de que todos los accionistas reciban el mismo monto de dividendo.

c). Una vez cubierto a los accionistas de las series “AA” y “A” el dividendo a que se refiere el subinciso b). anterior y que, en consecuencia, todos los accionistas hubiesen recibido o estén por recibir el mismo monto de dividendo, si la Sociedad realizare el pago de dividendos adicionales en el mismo ejercicio social, los tenedores de todas las acciones de las series “AA”, “A” y “L” recibirán, por acción, el mismo monto de dividendo, con lo que cada acción de la Serie “L” recibirá el pago de dividendos adicionales en forma, monto y plazos idénticos al que recibiere cada una de las acciones de las series “AA” y “A”.

d). En caso de que se liquidare la Sociedad, se deberá cubrir a las acciones de la Serie “L”, el dividendo preferente, acumulativo, equivalente al cinco por ciento sobre el válor teórico de las acciones que les correspondiere y que no hubiere sido cubierto conforme a lo previsto en el subinciso a). anterior antes de distribuir a todas las acciones el remanente distribuible. En tal caso, una vez pagado el dividendo indicado en la oración anterior, se deberá pagar a las acciones de la series “AA” y “A”, un dividendo por acción equivalente al que hubieren recibido las acciones de la Serie “L”.

e). En el caso de aumento de capital social mediante la emisión de nuevas acciones de la Serie “L” que se emitan para pago en efectivo o en especie, los tenedores de las acciones de la Serie “L” en circulación tendrán derecho a suscribir dichas nuevas acciones en la proporción que les corresponda en los términos previstos por estos estatutos.

f). Las acciones de la Serie “L” participarán en iguales términos que las acciones de las demás Series de acciones en todos los dividendos en acciones que fueren decretados por la Sociedad.

NOVENA.–Sujeto a lo previsto en estos estatutos sociales, a solicitud de los accionistas correspondientes, las acciones en que se divide la serie “A” de acciones de la sociedad podrán ser canjeadas a la par en acciones de la Serie “L”, mediante la entrega de aquéllas a la Tesorería de la sociedad y su cancelación.

DÉCIMA.–Sujeto a lo previsto en estos estatutos, a partir del 2 de enero de 2001 (dos de enero de dos mil uno) y hasta el 31 de enero de 2001 (treinta y uno de enero de dos

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mil uno), a solicitud de los accionistas que lo deseen, éstos podrán canjear sus acciones de la Serie “L”, por acciones de la Serie “AA”, si el accionista respectivo es de nacionalidad mexicana y mediante el cumplimiento de los requisitos que establece y, en su caso establezcan las disposiciones normativas correspondientes, si el accionista respectivo es extranjero, mediante la entrega de aquéllas a la Tesorería de la sociedad.

Habiendo presentado la solicitud dentro del período indicado en el párrafo anterior, en caso de que varios accionistas solicitaran en la misma fecha el canje de sus acciones de la Serie “L”, por acciones de la Serie “AA” y no hubiere en la Tesorería de la sociedad suficientes acciones de estas últimas para satisfacer las solicitudes presentadas, el canje se hará entre todos los accionistas que hubieren solicitado el canje el mismo día, en proporción al número de acciones que cada uno de ellos hubiese solicitado canjear. Al concluir el período indicado en el párrafo anterior no procederá canje alguno en los términos de esta Cláusula.

DECIMOPRIMERA.—Sujeto a lo previsto en estos estatutos, a solicitud de los accionistas titulares de las acciones que representen la Serie “AA”, éstas podrán ser canjeadas a la par por acciones de la Serie “L”, siempre que con ello las acciones de la Serie “AA” no representen un porcentaje menor al 20% (veinte por ciento) del capital social, mediante la entrega de aquéllas a la Tesorería de la sociedad.

DECIMOSEGUNDA.—La sociedad llevará un libro de registro de accionistas y considerará como dueño de las acciones a quien aparezca como tal en dicho libro. A solicitud de cualquier interesado, previa la comprobación a que hubiere lugar, la sociedad deberá inscribir en el citado libro las transmisiones que se efectúen.

En los términos y para los efectos del artículo 130 de la Ley General de Sociedades Mercantiles se establece que la transmisión de las acciones emitidas por la Sociedad, o de títulos o instrumentos emitidos con base en dichas acciones o de derechos sobre dichas acciones, solamente podrá hacerse previa autorización del Consejo de Administración en el caso de que el número de acciones, o de derechos sobre dichas acciones que se pretenden transmitir, en un acto o sucesión de actos, sin límite de tiempo, o de un grupo de accionistas vinculados entre sí y que actúen en concertación, signifiquen el diez por ciento (10%) o más de las acciones emitidas por la sociedad con derecho a voto. Si el Consejo de Administración, en los términos del presente artículo niega la autorización, designará uno o más compradores de las acciones, quienes deberán pagar a la parte interesada el precio registrado en la bolsa valores. Para el caso de que las acciones no estén inscritas en el Registro Nacional de Va1ores, el precio que se pague se determinará conforme al propio artículo 130 ya citado.

Cada una de las personas que participen en cualquier forma en actos que violen lo previsto en el párrafo anterior, estarán obligadas a pagar una pena convencional a la Sociedad por una cantidad equivalente al precio de la tota1ildad de las acciones, títulos o instrumentos representativos del capital social de la Sociedad de que fueran, directa o indirectamente, propietarios o que hayan sido materia de la operación prohibida, para el caso de personas que hayan participado en la operación pero que no sean propietarios de acciones emitidas por la Sociedad. En caso de que las operaciones que hubieren dado lugar a la adquisición de un porcentaje de acciones, títulos, instrumentos o derechos representativos del capital social de la Sociedad mayor al 10% (diez por ciento) del capital social, se hagan a título gratuito, la pena convencional será equivalente al valor de mercado de dichas acciones, títulos o instrumentos, siempre que no hubiera mediado la autorización a que alude el párrafo anterior.

Mientras la Sociedad mantenga las acciones que haya emitido, inscritas en el Registro Nacional de Valores, la exigencia anterior, para el caso de las operaciones que se rea1icen a través de la bolsa de valores, estará adicionalmente sujeta a las reglas que en su caso establezca la Ley del Mercado de Valores o las que conforme a la misma, emita la Comisión Nacional Bancaria y de Valores. En adición,

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las personas o grupo de adquirentes que obtengan o incrementen una participación significativa de la Sociedad, sin haber promovido previamente una oferta de conformidad con las disposiciones establecidas en las Reglas generales aplicables a las adquisiciones de valores que deban ser reveladas y de ofertas públicas de compra de valores, emitidas por la Comisión Nacional Bancaria y de Valores, no podrán ejercer los derechos corporativos derivados de los valores con derecho a voto respectivos, así como que la Sociedad se abstendrá de inscribir dichas acciones en el registro a que se refieren los artículos 128 y 129 de la Ley General de Sociedades Mercantiles.

Adicionalmente a lo anterior, una mayoría de los miembros del Consejo de Administración que hayan sido elegidos para dicho cargo antes de verificarse cualquier circunstancia que pudiera implicar un cambio de Control, deberá otorgar su autorización por escrito a través de una resolución tomada en sesión de consejo convocada expresamente para dicho efecto en los términos de estos estatutos, para que pueda llevarse a cabo un cambio de Control en la Sociedad.

“Control” o “Controlar” significa (i) el ser propietario de la mayoría de las acciones comunes, con derecho a voto, representativas del capital social de la Sociedad o de títulos o instrumentos emitidos con base en dichas acciones; (ii) la facultad de determinar, directa o indirectamente, las decisiones de la administración y las políticas de la Sociedad o sus subsidiarias; o (iii) la facultad para vetar las decisiones trascendentales sobre las políticas de la Sociedad o sus subsidiarias, ya sea a través de la titularidad de los valores con voto, por contrato o de alguna otra manera.

El Consejo de Administración tendrá derecho para determinar si cualquiera de las personas se encuentran actuando de una manera conjunta o coordinada para los fines regulados en este artículo. En caso de que el Consejo de Administración adopte tal determinación, las personas de que se trate deberán de considerarse como una sola persona para los efectos de esta Cláusula.

Mientras que las acciones de la Sociedad se encuentren inscritas en la Sección de Valores del Registro Nacional de Valores, en los términos de la Ley del Mercado de Valores y de las disposiciones de carácter general aplicables de la Comisión Nacional Bancaria y de Valores, en el caso de cancelación de la inscripción de las acciones de la Sociedad en la Sección de Valores de dicho Registro, los accionistas que sean titulares de la mayoría de acciones ordinarias o tengan la posibilidad, bajo cualquier título, de imponer decisiones en las Asambleas Generales de Accionistas o de nombrar a la mayoría de los miembros del Consejo de Administración de la Sociedad, se obligan a realizar una oferta pública de compra, previamente a la cancelación, debiéndose observar en este caso lo establecido en el Artículo 8o. fracción III de las “Disposiciones aplicables a las emisoras de valores y a otros participantes del mercado de valores”, expedidas por la Comisión Nacional Bancaria y de Valores.

Los accionistas a que se refiere el párrafo anterior, tendrán la obligación de afectar en un fideicomiso por un período mínimo de seis meses, los recursos necesarios para comprar al mismo precio de la oferta las acciones de los inversionistas que no acudieron a ésta, en el evento de que una vez realizada la oferta pública de compra y previo a la cancelación de la inscripción en el Registro Nacional de Valores, los mencionados accionistas, no logren adquirir el 100% (cien por ciento) del capital social pagado.

Las subsidiarias de la Sociedad, según dicho término se define en los principios de contabilidad generalmente aceptados en México no deberán, directa o indirectamente, invertir en el capital social de la Sociedad, ni de ninguna otra sociedad respecto de la cual la Sociedad sea subsidiaria salvo en el caso de que tales sociedades en las que participe como accionista mayoritario de la Sociedad adquieran acciones de la Sociedad para cumplir con opciones o planes de venta de acciones que se constituyan o que puedan otorgarse o diseñarse a favor de empleados o funcionarios de dichas sociedades o de la propia Sociedad, siempre y cuando el número de acciones adquiridas con tal propósito no exceda

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del 25% del total de las acciones en circulación de la Sociedad.

Asimismo, deberán de someterse a la aprobación del Consejo de Administración de la Sociedad las operaciones, que sus subsidiarias según dicho término se define en los principios de contabilidad generalmente aceptados en México, pretendan celebrar con personas relacionadas o que impliquen comprometer su patrimonio en los términos del inciso d) Fracción IV del Artículo 14 Bis 3 de la Ley del Mercado de Valores, con la previa opinión en estos casos, del comité de Auditoria. La Sociedad establecerá medidas tendientes a proveer lo necesario para el cumplimiento de lo dispuesto en este párrafo.”

DECIMOTERCERA.- Con excepción de los aumentos o disminuciones derivados de la recompra de acciones a que se refiere la Fracción I del Artículo 14 Bis 3 de la Ley del Mercado de Valores, el capital variable de la sociedad podrá aumentarse o disminuirse sin necesidad de reformar los estatutos sociales, con la única formalidad de que los aumentos o disminuciones sean acordados en Asamblea Ordinaria de Accionistas y que se protocolice la misma por notario público, sin que sea necesaria la inscripción del testimonio de la escritura respectiva en la Sección de Comercio del Registro Público de la Propiedad y del Comercio correspondiente. No será necesaria la protocolización del acta de asamblea correspondiente, cuando se trate de disminuciones de capital para ejercitar el derecho de retiro de algún accionista.

El capital mínimo fijo de la sociedad no podrá aumentarse o disminuirse si ello no es acordado en Asamblea            ,’ Extraordinaria de Accionistas y se reforman consecuentemente los estatutos sociales salvo que derive de colocación de acciones propias adquiridas conforme a esta Cláusula.

Todo aumento o disminución del capital social deberá inscribirse en el libro que a tal efecto llerará la sociedad.

Cuando se aumente el capital social todos los accionistas tendrán derecho preferente en proporción al

número de sus acciones de la Serie correspondiente para suscribir las que se emitan o las que se pongan en circulación. El derecho que se confiere en este párrafo deberá ser ejercitado dentro de los quince días naturales siguientes a aquél en que se publiquen los acuerdos correspondientes en el Diario Oficial de la Federación y en otro periódico de los de mayor circulación en la Ciudad de México, Distrito Federal. Este derecho no será aplicable con motivo de la fusión de la sociedad, en la conversión de obligaciones, para oferta pública en los términos del Artículo 81 de la Ley del Mercado de Valores y estos estatutos y para la colocación de acciones propias adquiridas en los términos del artículo 14 Bis 3 de la Ley del Mercado de Valores.

En el caso de que quedaren sin suscribir acciones después de la expiración del plazo durante el cual los accionistas hubieren gozado del derecho de preferencia que se les otorga en esta Cláusula, las acciones de que se trate podrán ser ofrecidas a cualquier persona para suscripción y pago en los términos y plazos que disponga la propia Asamblea que hubiere decretado el aumento de capital, o en los términos y plazos que disponga el Consejo de Administración o los Delegados designados por la Asamblea a dicho efecto, en el entendido de que el precio al cual se ofrezcan las acciones a terceros no podrá ser menor a aquél al cual fueron ofrecidas a los accionistas de la Sociedad para suscripción y pago.

La reducción del capital social en su parte variable se efectuará por amortización proporcional de las series de acciones en que se divida dicho capital social, por amortización de acciones íntegras, mediante reembolso de las mismas a los accionistas a su valor en Bolsa al día en que se decrete la correspondiente reducción del capital social. Los accionistas tendrán derecho a solicitar en la Asamblea respectiva la amortización proporcional de las acciones a que haya lugar y, en caso de que no se obtenga acuerdo para dicho propósito, las acciones que hayan de amortizarse serán determinadas por sorteo ante notario o corredor públicos.

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Hecha la designación de las acciones que habrán de amortizarse, se publicará un aviso en el Diario Oficial de la Federación y en otro periódico de los de mayor circulación en la ciudad de México, Distrito Federal, expresando el número de las acciones que serán retiradas y el número de los títulos de las mismas que como consecuencia deberán ser cancelados o, en su caso, canjeados y la institución de crédito en donde se deposite el importe del reembolso, el que quedará desde la fecha de la publicación a disposición de los accionistas respectivos sin devengar interés alguno.

La Sociedad podrá adquirir acciones representativas de su propio capital social a través de la Bolsa de Valores, al precio corriente en el mercado, en los términos del Artículo 14 Bis 3 de la Ley del Mercado de Valores, sin que sea aplicable la prohibición establecida en el primer párrafo del artículo 134 de la Ley General de Sociedades Mercantiles, siempre que la compra se realice con cargo al capital contable en tanto pertenezcan dichas acciones a la propia sociedad, o en su caso, al capital social en el evento de que se resuelva convertirlas en acciones de tesorería, en cuyo supuesto, no se requerirá de asamblea de accionistas. La Asamblea General Ordinaria de Accionistas deberá señalar expresamente, para cada ejercicio, el monto máximo de recursos que podrá destinarse a la compra de acciones propias, con la única limitante de que la sumatoria de los recursos que puedan destinarse a ese fin, en ningún caso exceda el saldo total de las utilidades netas de la sociedad, incluyendo las retenidas. Por su parte, el consejo de administración deberá designar al efecto a la o las personas responsables de la adquisición y colocación de acciones propias. En tanto pertenezcan las acciones a la propia sociedad, éstas no podrán ser representadas en asambleas de accionistas de cualquier clase.

Las acciones propias que pertenezcan a la Sociedad o, en su caso, las acciones de tesorería, sin perjuicio de lo establecido por la Ley General de Sociedades Mercantiles, podrán ser colocadas entre el público inversionista, sin que para este último caso, el aumento de capital social correspondiente, requiera resolución de asamblea de accionistas de ninguna clase, ni del acuerdo del consejo de administración tratándose de su colocación.

La sociedad podrá podrá emitir acciones no suscritas de cualquier serie o clase que integren el capital social, las cuales se conservarán en la tesorería de la sociedad para ser entregadas en la medida que se realice su suscripción.

Asimismo, previa autorización expresa de la Comisión Nacional Bancaria y de Valores, la sociedad podrá emitir acciones no suscritas para su colocación en el público, siempre que se mantengan en custodia en una institución para el depósito de valores y se cumplan las condiciones previstas al efecto por el artículo 81 de la Ley del Mercado Valores.

En la Asamblea Extraordinaria de Accionistas en la que se decrete la emisión de acciones no suscritas, deberá hacerse renuncia expresa al derecho de preferencia a que se refiere el artículo 132 de la Ley General de Sociedades Mercantiles.

Habiendo quórum en los términos de los estatutos sociales, acuerdo que se tome producirá todos sus efectos, alcanzando a los accionistas que no hayan asistido a la asamblea, por lo que la sociedad quedará en libertad de colocar las acciones entre el público, sin hacer la publicación a que se refiere el artículo mencionado en el párrafo anterior. Cuando una minoría, que represente cuando menos el veinticinco por ciento (25%) del capital social con derecho de voto, vote en contra de la emisión de acciones no suscritas, dicha emisión no podrá llevarse a cabo.

En la convocatoria en la que se cite a Asamblea General Extraordinaria, se deberá hacer notar expresamente que se reúne para los fines precisados en el artículo 81 de la Ley del Mercado de Valores, haciendo mención especial de lo establecido en la Fracción X de ese mismo artículo.

Cualquier accionista que vote en contra de las resoluciones durante la asamblea, tendrá derecho a exigir de la sociedad la colocación de sus acciones, al mismo precio en el que se ofrezcan al público las acciones materia de la emisión. La sociedad tendrá obligación de colocar en primer

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lugar las acciones pertenecientes a los accionistas inconformes .”

DECIMOCUARTA.- Los accionistas tienen derecho a retirar parcial o totalmente sus aportaciones representadas por acciones en que se divida el capital social en su parte variable, siempre que, además de ceñirse a lo ordenado en los artículos 220 y 221 de la Ley General de Sociedades Mercantiles, se sujeten a que el reembolso correspondiente se pague conforme al valor que resulte más bajo de los dos siguientes: el 95% (noventa y cinco por ciento) del valor de cotizacion en Bolsa, obtenido del promedio de operaciones que se hayan efectuado durante los treinta días en que efectivamente se hayan negociado las acciones de la Sociedad, previos a la fecha en que el retiro deba surtir sus efectos o si el número de días en que efectivamente se hayan negociado las acciones de la Sociedad es inferior a 30 (treinta) días, se tomarán los días que efectivamente se hayan negociado las acciones, o bien el valor contable de las acciones de acuerdo al balance general correspondiente al cierre del ejercicio en que la separación deba surtir sus efectos, previamente aprobado por la Asamblea General Ordinaria de Accionistas.

El pago del reembolso sera exigible a la sociedad, a partir del día siguiente a la celebración de la Asamblea General Ordinaria de Accionistas que haya aprobado el balance general correspondiente al ejercicio inmediato anterior en que el retiro deba surtir sus efectos.

En caso de retiro parcial o total de aportaciones de un accionista, la disminución consecuente del capital social, por el reembolso respectivo no requerirá de Asamblea cualquiera de Accionistas.

DE LAS ASAMBLEAS GENERALES DE ACCIONISTAS

DECIMOQUINTA.-La Asamblea General de Accionistas es el órgano supremo de la sociedad, estando subordinados a él todos los demás.

DECIMOSEXTA.- Las Asambleas Generales serán Ordinarias o Extraordinarias y se celebrarán en el domicilio de la sociedad. Serán Extraordinarias aquéllas en que se trate cualquiera de los asuntos enumerados en el Artículo ciento ochenta y dos de la Ley General de Sociedades Mercantiles y la cancelación de la inscripción de las acciones que emite y emita la Sociedad en las secciones de valores o especial del Registro Nacional de Valores e Intermediarios o en bolsas de valores extranjeras en las que estuvieren registradas las acciones en que se divida el capital social y serán Ordinarias todas las demás. Las Asambleas sólo se ocuparán de los asuntos incluidos en la orden del día.

Las Asambleas Especiales que celebren los titulares de acciones de la Serie “L”, con el propósito de designar a los dos miembros del Consejo de Administración a los que tienen dererecho, deberán ser convocadas anualmente por el Consejo de Administración para que sean celebradas con anterioridad a la celebración de la Asamblea General Anual Ordinaria de Accionistas. Las Asambleas Especiales de acciones de la Serie “L” que se reúnan exclusivamente con el propósito de designar a los miembros del Consejo a los que tienen derecho, se regirán por las normas establecidas en estos estatutos para las Asambleas Generales Ordinarias de Accionistas convocadas en virtud de segunda convocatoria, en los términos de la Cláusula Vigésima Tercera de estos estatutos.

DECIMOSÉPTIMA.- La Asamblea Ordinaria se reunirá por lo menos una vez al año, dentro de los cuatro meses siguientes a la clausura del ejercicio social correspondiente en la fecha que fije el Consejo y se ocupará, además de los asuntos incluidos en la orden del día, de los enumerados en el Artículo ciento ochenta y uno de la Ley General de Sociedades Mercantiles. La Asamblea Extraordinaria se reunirá siempre que hubiere que tratar alguno de los asuntos de su incumbencia, de los enumerados en el artículo ciento ochenta y dos de la Ley General de Sociedades Mercantiles o la cancelación de la inscripción de las acciones que emite y emita la Sociedad en las secciones de valores o especial del Registro Nacional de Valores e Intermediarios o en bolsas de valores extranjeras en las que estuvieren registradas las acciones en que se divida el capital social.

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DECIMOCTAVA.- La convocatoria para las Asambleas deberá hacerse por el Consejo de Administración, por los Comisarios, por el Presidente del Consejo o el Secretario, o por la autoridad judicial, en su caso. Los accionistas con acciones con derecho a voto, incluso en forma limitada o restringida, que representen cuando menos el diez por ciento del capital social, podrán solicitar se convoque a una asamblea general de accionistas en los términos señalados en el artículo 184 de la Ley General de Sociedades Mercantiles.

DECIMONOVENA.- La convocatoria para las Asambleas se hará por medio de la publicación de un aviso en el Diario Oficial de la Federación o en uno de los periódicos de mayor circulación en la Ciudad de México, Distrito Federal, siempre con una anticipación no menor de quince días naturales a la fecha señalada para la reunión. Desde el momento en que se publique la convocatoria para las asambleas de accionistas, deberán estar a disposición de los accionistas, de forma inmediata y gratuita, la información y los documentos disponibles relacionados con cada uno de los puntos establecidos en el orden del día.

VIGÉSIMA.- La convocatoria para las Asambleas deberá contener la designación de lugar, fecha y hora en que haya de celebrarse la Asamblea, la orden del día y la firma de quien o quienes la hagan.

VIGÉSIMA PRIMERA.- Podrá celebrarse Asamblea sin previa convocatoria siempre que esté representada la totalidad de las acciones con derecho a voto en los asuntos para los que fue convocada, en que se divida el capital social.

VIGÉSIMA SEGUNDA.- Las Asambleas Ordinarias de Accionistas reunidas en virtud de primera convocatoria se considerarán legalmente instaladas cuando esté representada, por lo menos, la mitad de las acciones comunes que representen el capital social y sus resoluciones serán válidas si se adoptan por mayoría de los votos presentes.

VIGÉSIMA TERCERA.- Si la Asamblea Ordinaria no pudiere celebrarse el día señalado para su reunión, se publicará una segunda convocatoria con expresión de esta circunstancia, en la que se citará para una fecha no anterior a siete días naturales de aquél para el que fue señalada en primera convocatoria y en la junta se resolverá sobre los asuntos indicados en la orden del día, por mayoría de votos, cualquiera que sea el número de acciones comunes representadas.

VIGÉSIMA CUARTA.- Las Asambleas Extraordinarias de Accionistas reunidas por virtud de primera convocatoria, para tratar asuntos en los que las acciones de la Serie “L” no tengan derecho de voto, se considerarán legalmente instaladas si están presentes, por lo menos, las tres cuartas partes de las acciones comunes con derecho de voto en los asuntos para los que fue convocada, de aquéllas en que se divida el capital social y sus resoluciones serán válidas si se adoptan, cuando menos, por mayoría de las acciones comunes que tengan derecho de voto, de aquéllas en que se divida el capital social.

Las Asambleas Extraordinarias de Accionistas que sean convocadas para tratar alguno de los asuntos en los que tengan derecho de voto las acciones de la Serie “L” serán legalmente instaladas si está representado, por lo menos, las tres cuartas partes del capital social y las resoluciones se tomarán por el voto de las acciones que representen la mayoría de dicho capital social.

Las Asambleas Extraordinarias de Accionistas reunidas por virtud de ulteriores convocatorias, para tratar alguno de los asuntos en los que las acciones de la Serie “L” no tengan derecho de voto, se considerarán legalmente instaladas si está representado, por lo menos, la mayoría de las acciones comunes con derecho de voto en los asuntos para los que fue convocada y sus resoluciones serán válidas si se adoptan, cuando menos, por el número de acciones comunes que representen la mayoría de dicho capital social con derecho de voto en los asuntos para los que fue convocada.

En ulteriores convocatorias para Asambleas Extraordinarias de Accionistas, convocadas para resolver asuntos en los que las acciones de la Serie “L” tengan derecho de voto, éstas se considerarán legalmente instaladas

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si está representa, por lo menos, la mayoría del capital social y sus resoluciones serán válidas si se adoptan, cuando menos, por el número de acciones que representen la citada proporción de acciones de aquéllas en que se divida dicho capital social.

Para que las resoluciones adoptadas en las Asambleas Extraordinarias de Accionistas reunidas por virtud de primera o ulteriores convocatorias para tratar alguno los asuntos en los que tengan derecho de voto las acciones de la Serie “L” sean legalmente acordadas, se requerirá, además de los requisitos que se establecen en los párrafos que anteceden, que las mismas sean aprobadas por la mayoría de las acciones comunes de las Series “AA” y “A”, en que se divida el capital social.

Los accionistas con acciones con derecho a voto, incluso en forma limitada o restringida, que representen cuando menos el 10% de las acciones representadas en una asamblea, podrán solicitar que se aplace la votación de cualquier asunto respecto del cual no se consideren suficientemente informados, adjustándose a los términos y condiciones señalados en el artículo 199 de la Ley General de Sociedades Mercantiles.

VIGÉSIMA QUINTA.- Para que los accionistas tengan derecho de asistir a las Asambleas y a votar en ellas, deberán depositar los títulos de sus acciones o, en su caso, los certificados provisionales, en la Secretaría de la Sociedad, cuando menos un día antes de la celebración de la Asamblea, recogiendo la tarjeta de entrada correspondiente. También podrán depositarlos en una institución de crédito de la República o del extranjero o en una casa de bolsa de la República Mexicana y en este caso, para obtener la tarjeta de entrada, deberán presentar en la Secretaría de la Sociedad un certificado de tal institución que acredite el depósito de los títulos y la obligación de la institución de crédito, de la casa de bolsa o de la institución de depósito respectiva de conservar los títulos depositados hasta en tanto el Secretario del Consejo de Administración le notifique que la Asamblea ha concluido. La Secretaría de la Sociedad entregará a los accionistas correspondientes una tarjeta de admisión en donde constará el nombre del accionista, el número de acciones depositadas y el número de votos a que tiene derecho por virtud de dichas acciones.

VIGÉSIMA SEXTA.- Los accionistas podrán hacerse representar en las Asambleas por medio de mandatarios nombrados mediante simple carta poder, en la inteligencia de que no podrán ejercer tal mandato los miembros del Consejo de Administración ni los Comisarios.

En adición a lo anterior, los accionistas podrán hacerse representar en las Asambleas por medio de mandatarios nombrados mediante poder otorgado en formularios elaborados por la propia Sociedad, que: (i) señalen de manera notoria la denominación de la Sociedad, así como la respectiva orden del día, no pudiendo incluirse bajo el rubro de asuntos generales los puntos a que se refieren los artículos 181 y 182 de la Ley General de Sociedades Mercantiles, y (ii) contengan espacio para las instrucciones que señale el otorgante para el ejercicio del poder.

La Sociedad deberá mantener a disposición de los intermediarios del mercado de valores que acrediten contar con la representación de los accionistas de la propia Sociedad, durante el plazo a que se refiere el artículo 173 de la Ley General de Sociedades Mercantiles, los formularios de los poderes, a fin de que aquéllos puedan hacerlos llegar con oportunidad a sus representados.

El secretario del consejo de administración de la Sociedad estará obligado a cerciorarse de la observancia de lo dispuesto anteriormente e informar sobre ello a la asamblea, lo que se hará constar en el acta respectiva.

VIGÉSIMA SÉPTIMA.- Las Asambleas serán presididas por el Presidente del Consejo y a falta de éste indistintamente por uno de los Vice-presidentes y a falta de ellos, por uno de los consejeros mexicanos presentes y, faltando todos éstos, por la persona que designen los mismos concurrentes a la Asamblea. Fungirá como Secretario el del Consejo o el Pro-Secretario y faltando éstos dos, la persona que el Presidente en funciones designe.

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VIGÉSIMA OCTAVA.-Al iniciarse la Asamblea, quien la presida nombrará dos escrutadores para hacer el recuento de las acciones representadas en la misma, quienes deberán formular una lista de asistencia en la que anotarán los nombres de los accionistas en ella presentes o representados y el número de acciones que cada uno de ellos hubiere depositado para comparecer a la correspondiente Asamblea.

VIGÉSIMA NOVENA.-Si instalada una Asamblea legalmente no hubiere tiempo para resolver sobre todos los asuntos para los que fuere convocada, siempre que ello así sea resuelto por el número de votos que para adoptar válidamente resoluciones en esa asamblea se requiera, podrá suspenderse y continuarse los días siguientes, sin necesidad de nueva convocatoria.

Las resoluciones que sean adoptadas en la continuación de la asamblea serán válidas si se aprueban por el número de votos que para ello se requiera en estos estatutos.

TRIGÉSIMA.-De cada asamblea de Accionistas se levantará acta, en la cual se consignarán las resoluciones aprobadas, deberá ser asentada en el libro de actas correspondiente y será firmada por quien haya presidido la reunión, por la persona que haya actuado como Secretario y el o los Comisarios en funciones que asistan.

TRIGÉSIMA BIS.-Los accionistas con acciones con derecho a voto, incluso en forma limitada o restringida, que representen cuando menos el 20% del capital social, podrán oponerse judicialmente a las resoluciones de las asambleas generales, respecto de las cuales tengan derecho de voto, siempre que se satisfagan los requisitos del artículo 201 de la Ley General de Sociedades Mercantiles, siendo igualmente aplicable el artículo 202 de dicha ley.

Los accionistas que representen cuando menos el quince por ciento del capital social, podrán ejercitar directamente la acción de responsabilidad civil contra los administradores, siempre que se satisfagan los requisitos establecidos en el artículo 163 de la Ley General de Sociedades Mercantiles. Dicha acción podrá ejercerse también respecto de los comisarios e integrantes del comité de auditoría, ajustándose al citado precepto legal.

ADMINISTRACIÓN

TRIGÉSIMA PRIMERA.-La Administración de la sociedad estará encomendada a un Consejo de Administración que se integrará por el número no menor de 5 (cinco) miembros que determine la Asamblea Ordinaria. La Asamblea podrá designar suplentes hasta por un número igual al de los miembros propietarios y, si así lo hiciese, tendrá la facultad de determinar la forma en que los suplentes suplirán a los propietarios, en el concepto de que, si la Asamblea no determina lo anterior, cualquier suplente podrá suplir a cualquiera de los propietarios, salvo los suplentes designados por los accionistas de la Serie “L”, los cuales sólo podrán suplir a los consejeros propietarios designados por dicha Serie, en forma indistinta y los suplentes designados por accionistas en ejercicio de su derecho de minoría, los cuales sólo podrán suplir a los consejeros propietarios designados por dicha minoría. La mayoría de los miembros propietarios y suplentes del Consejo de Administración deberán ser en todo tiempo de nacionalidad mexicana y designados por accionistas mexicanos. Los miembros propietarios y suplentes serán designados, por el voto mayoritario de las acciones comunes de las Series “AA” y “A” en que se divide el capital social y los dos miembros propietarios y suplentes restantes, por el voto mayoritario de las acciones de la Serie “L” del capital social.

Los miembros del Consejo de Administración no necesitarán ser accionistas. Cualquier accionista o grupo de accionistas que represente, cuando menos, un diez por ciento de las acciones comunes en que se divida el capital social, tendrá derecho a nombrar un Consejero Propietario y un Consejero Suplente y en este caso ya no podrá ejercer sus derechos de voto para designar los Consejeros Propietarios y sus Suplentes que corresponda elegir a la mayoría. Si cualquier accionista o grupo de accionistas que represente, cuando menos, un 10% (diez por ciento) de las acciones comunes en que se divide el capital social ejercita el

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derecho de nombrar un consejero Propietario y su Suplente, la mayoría sólo tendrá derecho a designar el número de Consejeros faltantes que corresponda nombrar a dicha mayoría. Los Consejeros serán elegidos por un año y continuarán en el desempeño de sus funciones aun cuando hubiere concluido el plazo para el que hayan sido designados, en tanto las personas nombradas para substituirlos tomen posesión de sus cargos. Los Consejeros podrán ser reelectos y percibirán la remuneración que determine la Asamblea General de Accionistas. Los Consejeros suplentes designados substituirán a sus respectivos Consejeros Propietarios que estuvieren ausentes.

Para los efectos de la Ley del Mercado de Valores, y sin perjuicio de que la misma no requiera la incorporación en los estatutos sociales de los requisitos que a continuación se indican, adicionalmente en cuanto al Consejo de Administración se cumplirá con lo siguiente:

I. El Consejo de Administración estará integrado por un mínimo de 5 (cinco) y un máximo de 20 (veinte) consejeros propietarios.

II. Al menos el 25% (veinticinco por ciento) de los miembros del consejo de administración deberán de ser independientes en los términos de lo previsto por el artículo 14 Bis 3 de la Ley del Mercado de Valores.

III. Por cada consejero propietario se designará a su respectivo suplente, en el entendido de que los consejeros suplentes de los consejeros independientes, deberán de tener este mismo carácter.

IV. El reporte del comité de auditoría deberá presentarse a la asamblea de accionistas.

TRIGÉSIMA PRIMERA BIS . - Independientemente de la obligación de la Sociedad de cumplir con los principios establecidos en el tercer párrafo y sus fracciones, de la Cláusula Trigésima Primera de los presentes estatutos, y mientras dicha Cláusula esté en vigor, la falta de observancia de lo previsto en dicho párrafo y sus fracciones por cualquier causa, no generará ni le otorgará el derecho a terceros de impugnar la falta de validez, en relación con los actos jurídicos, contratos, acuerdos, convenios o cualquier otro acto que celebre la Sociedad por medio de, o a través de su Consejo de Administración o cualquier otro órgano intermedio, delegado, mandatario o apoderado, ni se considerarán requisitos de validez o existencia de tales actos.

TRIGÉSIMA SEGUNDA.- Ni los miembros del Consejo de Administración y sus suplentes ni el Comisario y su suplente, ni, en su caso, los miembros del Comité Ejecutivo, o de cualquier otro Comité, incluyendo el Comité de Auditoría ni los administradores y gerentes deberán de prestar garantía para asegurar el cumplimiento de las responsabilidades que pudieren contraer en el desempeño de sus encargos, salvo que la Asamblea de Accionistas que los hubiere designado establezca dicha obligación.

TRIGÉSIMA TERCERA.- El Consejo de Administración se reunirá cuando menos una vez cada tres meses en la Ciudad de México o en cualquier otro lugar de la República Mexicana que para tal efecto se señale, y en las fechas que para tal propósito establezca el propio Consejo. Estas juntas deberán ser convocadas por al menos el 25% (veinticinco por ciento) de los miembros del Consejo, por el Presidente del mismo, o por cualquiera de los Comisarios de la Sociedad, o por el Secretario o Pro-Secretario de dicho cuerpo colegiado.

Además de las juntas regulares a que se alude anteriormente, el Consejo de Administración se reunirá siempre que por cualquier medio escrito fehaciente sean citados para tal efecto sus miembros con una anticipación no menor de cinco días naturales, por el Presidente o por al menos el 25% (veinticinco por ciento) de los Consejeros o por uno de los Comisarios o por el Secretario o Pro-Secretario de dicho cuerpo colegiado. Los Comisarios deberán ser citados a todas las Sesiones del Consejo, a las que podrán asistir con voz pero sin voto.

Las convocatorias para las Sesiones de Consejo de Administración deberán contener la orden del día a la que la reunión respectiva deberá sujetarse. El Consejo funcionará válidamente siempre que concurran la mayoría de los miembros

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que lo integran y siempre que los asistentes sean mexicanos en su mayoría y sus resoluciones serán válidas si se adoptan por mayoría de votos de los consejeros que asistan a la Sesión. En caso de empate, el Presidente del Consejo de Administración tendrá voto de calidad.

Para resolver respecto de cualquiera de los asuntos que se relacionan en los puntos (1) a (12) de la Cláusula Cuadragésima, el Consejo de Administración consultará previamente al Comité Ejecutivo. Para este efecto el Comité Ejecutivo estará obligado a hacer llegar su recomendación en un plazo no mayor a diez días naturales contados a partir del requerimiento del Consejo, del Presidente del Consejo de Administración o del Director General de la Sociedad. En caso de que el Comité Ejecutivo no haga llegar su recomendación en el plazo indicado o bien si los miembros del Comité no llegan a un acuerdo en una sesión debidamente convocada de dicho Comité, entonces el Consejo resolverá sobre cualquier punto, aún sin contar con recomendación alguna del Comité Ejecutivo.

No obstante lo anterior, si se determina por la mayoría de los miembros del Consejo de Administración o cualquier órgano de la Sociedad, incluyendo al Director General, de buena fe que el asunto sujeto a revisión por el Comité Ejecutivo no puede esperar hasta la siguiente sesión para su revisión y consideración, porque el tiempo sea esencial, entonces ese asunto en particular podrá ser resuelto por el Consejo y/o por cualquier órgano de la Sociedad incluyendo al Director General, sin la recomendación del Comité Ejecutivo.

TRIGÉSIMA CUARTA.- De cada Sesión del Consejo se levantará acta, en la que se consignarán las resoluciones aprobadas, deberá ser asentada en el libro de actas correspondiente y será firmada por quien haya presidido la Sesión y por la persona que haya actuado como Secretario.

De conformidad con lo previsto en el último párrafo del Artículo Ciento Cuarenta y Tres de la Ley General de Sociedades Mercantiles, el Consejo de Administración podrá válidamente tomar resoluciones sin ser necesario que se reúnan personalmente sus miembros en sesión formal; de igual forma lo podrá hacer el Comité Ejecutivo. Los acuerdos que se tomen fuera de sesión deberán ser aprobados, en todos los casos, por el voto favorable de la totalidad de los miembros propietarios del órgano de que se trate o, en caso de ausencia definitiva o incapacidad de alguno de ellos, con el voto favorable del miembro suplente que corresponda, de conformidad con las siguientes disposiciones:

I. El Presidente, por su propia iniciativa o a petición del Comisario o de cualesquiera dos miembros propietarios del Consejo de Administración o del Comité Ejecutivo, deberá comunicar a todos los miembros propietarios o, en su caso, suplentes del órgano social de que se trate y al Comisario, en forma verbal o escrita y por el medio que estime conveniente, de los acuerdos que se pretendan tomar fuera de sesión y las razones que los justifiquen. Asimismo, el Presidente deberá proporcionar a todos ellos, en caso de que lo solicitaren, toda la documentación y aclaraciones que requieran al efecto. El Presidente podrá auxiliarse de uno o más miembros del Consejo o del Comité que él determine, o del Secretario o su suplente, para realizar las comunicaciones referidas.

II. En el caso de que la totalidad de los miembros propietarios del Consejo o del Comité Ejecutivo o, en su caso, los suplentes cuyo voto se requiera, manifestaren verbalmente al Presidente o a los miembros que lo auxilien su consentimiento con los acuerdos o resoluciones que se les hubieren sometido a consideración, deberán confirmar por escrito su consentimiento a más tardar el segundo día hábil siguiente a la fecha en que lo hubieren manifestado en la forma que se establece en la Fracción III siguiente. La confirmación escrita se deberá enviar al Presidente y al Secretario a través del correo, telex, telefax, telegrama o mensajería, o a través de cualquier otro medio que garantice que la misma se reciba dentro de los dos días hábiles siguientes.

III. Para los efectos de lo previsto en la Fracción II anterior, el Presidente deberá enviar por escrito a cada uno de los miembros del órgano de que se trate, ya sea

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directamente o a través de las personas que lo auxilien, un proyecto formal de acta que contenga los acuerdos o resoluciones que se pretendan adoptar fuera de sesión y cualquier otra documentación que estime necesaria, con el propósito de que, en su caso, una vez hechas las modificaciones que se requieran, el proyecto de acta de que se trate sea reenviado al Presidente y al Secretario, debidamente firmado de conformidad al calce, por cada uno de los miembros del Consejo o del Comité Ejecutivo, según sea el caso.

IV. Una vez que el Presidente y el Secretario reciban las confirmaciones por escrito de la totalidad de los miembros del órgano de que se trate, procederán de inmediato a asentar el acta aprobada en el libro de actas respectivo, la cual contendrá la totalidad de las resoluciones tomadas, misma que se legalizará con la firma del Presidente y del Secretario. La fecha del acta señalada será aquélla en la cual se obtuvo el consentimiento verbal o escrito de todos los miembros de que se trate, aun cuando en tal momento no se hubieren recibido las confirmaciones por escrito, mismas que una vez recibidas deberán integrarse a un expediente que al efecto deberá llevar la Sociedad. Asimismo, deberán integrarse a dicho expediente las observaciones por escrito que en su caso hubiere hecho el Comisario al proyecto de resoluciones respectivo.

TRIGÉSIMA QUINTA.- El Consejo de Administración, en la primera junta que celebre después de verificarse la Asamblea de Accionistas que lo hubiere nombrado y si esta Asamblea no hubiere hecho las designaciones o en cualquier otra sesión que celebre, nombrará de entre sus miembros un Presidente, que deberá ser mexicano y podrá designar, si lo estima pertinente, uno o varios Vicepresidentes, un Tesorero y un Secretario, así como uno o varios Pro-Tesoreros y Pro-Secretarios, en el concepto de que el Tesorero, el Secretario, los Pro-Tesoreros y Pro-Secretarios podrán ser o no miembros del Consejo de Administración. Estos cargos salvo los de Presidente y Vicepresidente, los de Tesorero y Pro-Tesorero, de Secretario y Pro-Secretario podrán ser desempeñados por una sola persona. Las faltas temporales o definitivas del Presidente serán suplidas indistintamente por uno de los Vicepresidentes mexicanos, si los hubiere y, faltando éstos, por cualquier Consejero mexicano y las del Tesorero y del Secretario, respectivamente, por un Pro-Tesorero y un Pro-Secretario, si los hubiere, o faltando éstos por la persona que el Consejo designe.

DE LAS FACULTADES DEL CONSEJO

TRIGÉSIMA SEXTA.- El Consejo de Administración tendrá las más amplias facultades para la buena administración de los negocios de la Sociedad, con poder general amplísimo para pleitos y cobranzas, para administrar bienes y para ejercer actos de dominio, sin limitación alguna, o sea con todas las facultades generales y las especiales que requieran cláusula especial conforme a la ley, en los términos de los tres primeros párrafos del Artículo dos mil quinientos cincuenta y cuatro del Código Civil para el Distrito Federal, incluidas las facultades que enumera el Artículo dos mil quinientos ochenta y siete del mismo ordenamiento. De una manera enunciativa y no limitativa, se le fijan de una manera expresa las siguientes facultades:

I.- Representar a la sociedad ante toda clase de autoridades, sean éstas Federales, Estatales o Municipales; representar a la Sociedad ante toda clase de personas físicas o morales, nacionales o extranjeras; representar a la sociedad ante Juntas de Conciliación y ante Juntas de Conciliación y Arbitraje, sean éstas Federales o Locales, con facultades expresas para todos los efectos previstos en las fracciones II y III del Artículo 692 de la Ley Federal del Trabajo, en concordancia con los Artículos 786 y 876 del mismo ordenamiento normativo, por lo que queda expresamente facultado para absolver y articular posiciones a nombre y en representación de la sociedad, conciliar, transigir, formular convenios, presentar denuncias y querellas, presentar y desistirse de toda clase de juicios y recursos, aún el de amparo, y representar a la sociedad ante toda clase de autoridades, ya sean judiciales, administrativas y cualesquiera otras que se aboquen al conocimiento de

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conflictos laborales; presentar demandas de amparo y, en su caso, desistirse de las mismas; presentar querellas y, en su caso, conceder el perdón; presentar denuncias y constituirse en coadyuvante del Ministerio Público; desistirse; transigir; comprometer en árbitros; absolver y articular posiciones; recusar y recibir pagos.

II.- Otorgar, suscribir, endosar y avalar toda clase de títulos de crédito.

III.- Designar a los funcionarios, empleados, gerentes y apoderados de la sociedad, a quienes deberá señalar sus deberes, obligaciones y remuneración.

IV.- Establecer o clausurar oficinas, sucursales o agencias.

V.- Adquirir acciones, participaciones sociales y valores emitidos por terceros y ejercitar el derecho de voto sobre tales acciones o participaciones sociales de otras empresas.

VI.- Celebrar, modificar, terminar y rescindir contratos.

VII.- Aceptar a nombre de la sociedad mandatos de personas físicas y morales, Mexicanas o Extranjeras.

VIII.- Establecer cuentas bancarias y retirar depósitos de la mismas y designar las personas autorizadas para uso de la firma social, para depositar en las referidas cuentas bancarias y retirar depósitos de éstas, con las limitaciones que el Consejo tuviere a bien establecer.

IX.- Constituir garantías reales y personales y afectaciones fiduciarias para garantizar obligaciones de la sociedad y constituirse en deudor solidario, fiador y, en general, obligado al cumplimiento de obligaciones de terceras personas y establecer las garantías reales y afectaciones fiduciarias para asegurar el cumplimiento de estas obligaciones.

X.- Conferir, substituir y delegar poderes generales y especiales para actos de dominio, que deberán ser otorgados para que sean ejercitados conjuntamente por cuando menos dos personas y conferir, substituir y delegar poderes generales y especiales para actos de administración y para pleitos y cobranzas, siempre que con ello no se substituya totalmente al Consejo en sus funciones y revocar poderes.

XI.- Conferir facultades para otorgar, suscribir, endosar y avalar toda clase de títulos de crédito, en el entendido de que la facultad para avalar títulos de crédito, deberá ser siempre conferida para que sea ejercitada conjuntamente por cuando menos dos personas.

XII.- Convocar a Asambleas de Accionistas y ejecutar las resoluciones que se adopten en las mismas.

XIII. Es facultad indelegable del Consejo de Administración aprobar las operaciones que se aparten del giro ordinario de negocios y que pretendan celebrarse entre la Sociedad y sus accionistas, con personas que formen parte de la administración de la Sociedad o con quienes dichas personas mantengan vínculos patrimoniales o, en su caso, de parentesco por consanguinidad o afinidad hasta el segundo grado, el cónyuge o concubinario; o que sus subsidiarias pretendan celebrar con las personas antes mencionadas, que representen la compra o venta del 10% (diez por ciento) o más del activo; el otorgamiento de garantías por un monto superior al 30% (treinta por ciento) de los activos, así como operaciones distintas de las anteriores que representen más del 1% (uno por ciento) del activo de la Sociedad. Los miembros del Consejo de Administración serán responsables de las resoluciones a que lleguen con motivo de los asuntos a que se refiere esta fracción, salvo en el caso establecido por el artículo 159 de la Ley General de Sociedades Mercantiles.

XIV.- Celebrar cualesquiera actos jurídicos y adoptar cualesquiera determinaciones que sean necesarias o convenientes para lograr los objetos sociales.

DEL PRESIDENTE Y DEL VICEPRESIDENTE

TRIGÉSIMA SÉPTIMA.- El Presidente, que deberá ser mexicano, presidirá las Asambleas de Accionistas y las Sesiones del Consejo, será el representante del Consejo, ejecutará las resoluciones de las Asambleas y del Consejo de Administración, a menos que aquélla o éste designen un Delegado para la ejecución de las mismas, vigilará en general

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las operaciones sociales, cuidando del exacto cumplimiento de esta escritura, de los reglamentos y de los acuerdos y disposiciones de las Asambleas, del Consejo y de la Ley y firmará en unión del Secretario las actas de las Asambleas y del Consejo. En caso de ausencia temporal o definitiva del Presidente, sus funciones serán desempeñadas con las mismas facultades por uno de los Vicepresidentes; faltando el o los Vicepresidentes, la mayoría de los Consejeros designará a quien deba substituir temporalmente al Presidente del Consejo, que deberá ser mexicano y de entre los designados por la mayoría de los acciones comunes.

DEL TESORERO

TRIGÉSIMA OCTAVA. - El Tesorero tendrá las atribuciones que el Consejo de Administración le asigne, pudiendo substituirlo en caso de ausencia el Pro-Tesorero y faltando éste, la persona que el Consejo designe.

DEL SECRETARIO

TRIGÉSIMA NOVENA.- El Secretario tendrá las facultades que el Consejo le asigne y llevará los libros de actas, en uno de los cuales asentará y firmará con el Presidente todas las actas de las Asambleas de Accionistas y en otro todas las actas del Consejo de Administración. En caso de ausencia hará sus veces el Pro-Secretario, si lo hubiere, y en ausencia de éste la persona que el Presidente en funciones designe.

DEL COMITÉ EJECUTIVO

CUADRAGÉSIMA.- La Asamblea de Accionistas, por el voto favorable de la mayoría de las acciones comunes representativas del capital social, nombrará de entre los miembros del Consejo de Administraci6n a un Comité Ejecutivo que estará integrado por el número de miembros propietarios y, en su caso, los suplentes que determine la Asamblea. La mayoría de los miembros del Comité Ejecutivo deberán ser de nacionalidad mexicana y designados por accionistas mexicanos por el voto favorable de la mayoría de las acciones comunes representativas del capital social.

El Comité Ejecutivo es un órgano delegado del Consejo de Administración y tendrá las facultades que se establecen en la Cláusula Trigesimosexta de estos estatutos, excepto la referida en el párrafo XII de dicha Cláusula, en el concepto de que las facultades conferidas al Comité Ejecutivo no comprenderán las reservadas privativamente por la Ley o los estatutos a otro órgano de la sociedad. El Comité Ejecutivo no podrá delegar la totalidad de sus facultades en uno o más apoderados o delegados. Sujeto a lo previsto en estos estatutos, específicamente, el Comité Ejecutivo deberá examinar inicialmente y, aprobar o, en su caso, proponer al Consejo de Administración, para la aprobación de éste, recomendaciones acerca de los siguientes asuntos:

1. Cualquier reforma, cambio y otra modificación o reforma integral a estos estatutos sociales;

2. La emisión, autorización, cancelación, alteración, modificación, reclasificación, amortización o cualquier cambio en, a, o respecto a cualquier valor que represente el capital social de la sociedad o cualquiera de sus subsidiarias;

3. La venta u otra disposición (salvo inventarios, activos obsoletos o transferencias en el curso ordinario de negocios de la sociedad, o de cualquiera otra subsidiaria) de, o el imponer un gravamen (salvo gravámenes derivados de ley) en, cualquier activo de la sociedad o sus subsidiarias con valor en exceso del equivalente en moneda nacional de $175 (ciento setenta y cinco) millones de Dólares Moneda de Curso legal en los Estados Unidos de América,

4. Comenzar una nueva línea de negocios, o la compra de un interés en, otra persona o entidad por la sociedad, o sus subsidiarias por o en un monto en exceso del equivalente en moneda nacional de $100 (cien) millones de Dólares Moneda de Curso legal en los Estados Unidos de América,

5. Discusión del presupuesto anual de gastos de capital;

6. Revisión y consideración de cualquier transacción relacionada con deuda neta adicional, préstamos o empréstitos de la sociedad o sus subsidiarias, nuevos, en exceso del equivalente en moneda nacional de $150 (ciento

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cincuenta) millones de Dólares Moneda de Curso legal en los Estados Unidos de América, o una nueva facilidad de crédito revolvente de la sociedad o cualquiera de sus subsidiarias permitiendo un monto agregado de préstamos en una sola ocasión en exceso del equivalente en moneda nacional de $150 (ciento cincuenta) millones de Dólares Moneda de Curso legal en los Estados Unidos de América;

7. Discusión del plan de negocios o presupuesto anual;

8. Revisión y consideración del Director General de la sociedad;

9. Fusión u otra transacción similar que afecte a la sociedad o sus subsidiarias;

10. Celebrar contratos o transacciones, en o para beneficio directo de algún accionista de la Serie “AA” o de su afiliadas, sin que dicha transacción esté contemplada dentro de las políticas adoptadas por el Comité Ejecutivo;

11. Discusión de la política de dividendos de la sociedad; y

12. La transferencia de nombres comerciales y marcas importantes o el crédito mercantil asociado a ellas.

Los asuntos anteriores, podrán ser resueltos indistintamente por el Consejo de Administración o por el Comité Ejecutivo.

El Comité Ejecutivo funcionará válidamente siempre que concurran la mayoría de los miembros que lo integren y siempre que la mayoría de los miembros designados por accionistas mexicanos estén presentes, y sus resoluciones serán válidas si se adoptan por mayoría de votos de los asistentes: los miembros del Comité Ejecutivo utilizará (así) sus mejores esfuerzos para llegar a posiciones comunes en los temas que se les presenten.

En caso de empate, el Presidente del Comité tendrá voto de calidad.

El Comité Ejecutivo, se reunirá con la frecuencia que sea necesaria a fin de estar involucrado permanentemente en los asuntos de su competencia. En todo caso, el Comité reunirá cuando se considere necesario pero al menos antes de cada sesión del Consejo de Administración. Deberá de convocarse a sus miembros con al menos 5 (cinco) días naturales de anticipación, a (través de telefax y mensajería), en el entendido de que un plazo más corto podrá utilizarse o podrá omitirse el requisito si todos los miembros del Comité Ejecutivo lo aprueban. La convocatoria deberá contener, entre otros aspectos, un orden del día identificando con detalle razonable todas las materias a ser discutidas en la sesión y será acompañada de copias de los papeles relevantes a ser discutidos en la sesión. En caso de que se convoque a la reunión del Comité y se discuta un asunto no contenido en la convocatoria a respecto al cual no se hubieren entregado a los miembros del Comité los papeles relevantes a ser discutidos, y no se llegue a una resolución por unanimidad, entonces, el desahogo del asunto se diferirá hasta la siguiente sesión regular del Comité, o hasta que se resuelva por unanimidad o se subsanen los requisitos indicados.

No obstante lo anterior, si se determina por la mayoría de los miembros del Comité Ejecutivo de buena fe que el asunto sujeto a revisión por el Comité Ejecutivo no puede esperar hasta la siguiente sesión regular del Comité Ejecutivo, para su revisión y consideración, porque el tiempo sea esencial, entonces ese asunto en particular podrá ser resuelto por mayoría simple de presentes y deberá de ser discutido con todos los miembros del Comité antes de que se tome una resolución y la perspectiva de cada miembro del Comité se reflejará en el acta de la siguiente sesión regular del Comité.

El Comité Ejecutivo formulará su propio reglamento de trabajo, en base a estos estatutos, el cual deberá ser sometido para su aprobación al Consejo de Administración.

En todo caso, se convocará a los Comisarios de la sociedad a las sesiones del Comité Ejecutivo quienes tendrán voz pero no voto y el Comité Ejecutivo informará al Consejo de Administración, en las Sesiones que éste celebre, sobre el ejercicio que hubiere hecho de sus facultades.

CUADRAGÉSIMA BIS.- La Sociedad, a través del Consejo de Administración, constituirá un Comité de Auditoría

Luis Felipe del Valle Prieto Notario Número 20

el cual se integrará, en la forma y términos que a continuación se indican.

1. El Comité de Auditoría estará integrado por consejeros, de los cuales el presidente y la mayoría de ellos deberán ser independientes y contará con la presencia del o los Comisarios de la Sociedad, quienes asistirán a sus reuniones en calidad de invitados con derecho a voz y sin voto.

2. El Comité de Auditoría nombrará un Secretario, que no requerirá ser integrante de dicho órgano, quien desempeñará las funciones inherentes a su cargo o que le sean asignadas por el propio Comité.

3. El Comité de Auditoría tendrá, entre otras, las siguientes funciones:

Elaborar un reporte anual sobre sus actividades y presentarlo al Consejo de Administración;

Opinar sobre transacciones con personas relacionadas a que alude la fracción XIII de la Cláusula Trigésima Sexta de estos Estatutos Sociales, y

Proponer la contratación de especialistas independientes en los casos en que lo juzgue conveniente, a fin de que expresen su opnión respecto de las transacciones a que se refiere el inciso la fracción XIII de la Cláusula Trigésima Sexta de estos Estatutos Sociales.

4. El Comité de Auditoría podrá establecer las normas que regulen su funcionamiento.

DE LA VIGILANCIA DE LA SOCIEDAD

CUADRAGÉSIMA PRIMERA.- La vigilancia de la sociedad estará a cargo del o de los Comisarios y sus correspondientes suplentes que por mayoría de votos de las acciones comunes elija la Asamblea General de Accionistas. Los Comisarios no necesitan ser accionistas y tendrán las facultades y obligaciones que la Ley determina y durarán en sus cargos un año, en la inteligencia de que seguirán desempeñándolos hasta que los designados para substituirlos tomen posesión de sus cargos. Los Comisarios podrán ser reelectos. Los Comisarios Suplentes substituirán a sus

Comisarios Propietarios cuando éstos no pudieren desempeñar, por cualquier razón, los menesteres propios de su encargo.

En adición, los titulares de acciones con o sin derecho a voto que representen cuando menos un 10% (diez por ciento) del capital social, podrán designar un comisario. Sólo podrán revocarse los nombramientos de los comisarios designados por los accionistas por minoría, cuando se revoque el de todos los demás.

CUADRAGÉSIMA SEGUNDA.- Para desempeñar el cargo de Comisario los electos deberán caucionar su manejo en la misma forma que los Consejeros, como está previsto en la Cláusula Trigésimo Segunda ..

EJERCICIOS SOCIALES Y BALANCE

CUADRAGÉSIMA TERCERA.- Los ejercicios sociales serán de doce meses y comprenderán del primero de enero al treinta y uno de diciembre de cada año.

CUADRAGÉSIMA CUARTA.- Al finalizar cada ejercicio social, el Consejo de Administración elaborará un informe que por lo menos incluya la información a que se refiere el artículo 172 de la Ley General de Sociedades Mercantiles, que deberá quedar concluido dentro de los tres meses siguientes a la clausura del correspondiente ejercicio social. El Consejo de Administración entregará el informe al o a los Comisarios, por lo menos un mes antes de la fecha de la Asamblea que haya de discutirlo, junto con los documentos justificativos. Cuando menos con quince días de anticipación a la fecha en que se celebrará la Asamblea que discutirá el informe de los Administradores, el o los Comisarios deberán concluir su informe respecto a la veracidad, suficiencia y razonabilidad de la información presentada por el Consejo de Administración, en el que cuando menos incluyan toda la información a que se refiere la fracción IV del artículo 166 de la Ley General de Sociedades Mercantiles. El informe del Consejo de Administración a que se refiere esta cláusula, incluido el informe del o de los Comisarios, deberá quedar terminado y ponerse a disposición de los accionistas por lo menos quince días antes de la fecha de la asamblea que lo

Luis Felipe del Valle Prieto Notario Número 20

discutirá. Los accionistas tendrán derecho a que se les entregue una copia del informe correspondiente.

FONDO DE RESERVA Y MANERA DE DISTRIBUIR LAS UTILIDADES

Y PÉRDIDAS

CUADRAGÉSIMA QUINTA.- Las utilidades líquidas que en su caso arroje el balance general, después de ser aprobado por la Asamblea Anual Ordinaria de Accionistas, se distribuirán en la siguiente forma:

a). Se separará en primer término un cinco por ciento para la constitución o reconstitución del fondo legal de reserva, hasta que represente una cantidad igual a la quinta parte del capital social.

b). Luego se separará la cantidad que, en su caso, acuerde la Asamblea General para constituir los fondos extraordinarios, especiales o adicionales que se estimen convenientes.

c). Se separarán las cantidades que la Asamblea acuerde aplicar para crear o incrementar reservas generales o especiales, incluyendo, en su caso, la reserva para adquisición de acciones propias a que se refiere la Fracción I del Artículo Catorce Bis de la Ley del Mercado de Valores.

d). Se aplicará la cantidad que fuere necesaria al pago del dividendo preferente por el ejercicio de que se trate a que tienen derecho los accionistas de la Serie “L” o, en su caso, al pago de dividendos preferentes de ejercicios anteriores acumulados.

e). El remanente de las utilidades líquidas podrá ser distribuido como dividendo entre los accionistas, en proporción a sus respectivos pagos de las acciones de que sean titulares, de aquéllas en que se divida el capital social.

Los pagos de dividendos se harán contra los cupones respectivos, a no ser que la Asamblea acuerde otra forma de comprobación. Los dividendos no cobrados en cinco años contados a partir de la fecha que se fije para su pago prescribirán en favor de la sociedad.

La Asamblea anual fijará la remuneración de los Consejeros y Comisarios.

Si hubiere pérdidas, éstas serán soportadas por los accionistas en proporción al respectivo número de sus acciones, pero limitada siempre la obligación de los accionistas al pago del importe de sus suscripciones, sin que pueda exigírseles ningún pago adicional.

DE LAS CAUSAS DE LA DISOLUCIÓN

CUADRAGÉSIMA SEXTA. -La Sociedad se disolverá:

I. -Por expiración del término fijado en esta escritura.

II. - Por imposibilidad de seguir realizando el objeto principal de la sociedad.

III.- Por acuerdo de los socios tomado de conformidad con el contrato social y con la ley.

1V.- Porque el número de accionistas llegue a ser inferior a cinco, mínimo que exige la ley.

V.- Por pérdidas de las dos terceras partes del capital social.

DE LAS BASES PARA LA LIQUIDACIÓN

CUADRAGÉSIMA SÉPTIMA. Acordada la disolución, se pondrá en liquidación la sociedad y la Asamblea General Extraordinaria de Accionistas designará por mayoría de votos de las acciones comunes uno o varios liquidadores, que serán los representantes de la sociedad y tendrán las facultades y obligaciones señaladas en el artículo doscientos cuarenta y dos de la Ley General de Sociedades Mercantiles, debiendo proceder en su oportunidad a la distribución del remanente entre los accionistas, de acuerdo con lo previsto en los artículos doscientos cuarenta y siete y doscientos cuarenta y ocho de la propia ley, y como sigue:

I.- Concluirán los negocios de la manera que juzguen más conveniente;

II.- Cobrarán los créditos y pagarán las deudas enajenando los bienes de la Sociedad que fuere necesario para tal efecto;

III.- Formularán el balance final de liquidación; y

IV. - Una vez aprobado el balance final de liquidación, distribuirán el activo líquido repartible entre todos los accionistas como sigue:

Luis Felipe del Valle Prieto Notario Número 20

1.- Se pagará a los accionistas tenedores de las acciones de la Serie “L” el dividendo preferente equivalente al cinco por ciento sobre el valor teórico de las acciones que les correspondiere y que no hubiere sido cubierto;

2.- Se pagará a los accionistas tenedores de las acciones comunes u ordinarias de las Series “AA” y “A” un dividendo equivalente al dividendo pagado a los accionistas de la Serie “L” a que se refiere el punto 1 anterior de esta Fracción IV.

3.- Una vez pagados los conceptos referidos en los puntos 1 y 2 anteriores, se deberá pagar a los tenedores de las acciones de la Serie “L” el reembolso por acción equivalente a su valor teórico de $0.25 por acción;

4.- Del remante se pagará a los accionistas de las series “AA” y “A” una cantidad igual a la que se refiere el punto 3 anterior; y

5.-El remanente se distribuirá por igual entre todos los accionistas y en proporción al número de las acciones y a su importe exhibido, de que cada uno de ellos fuere tenedor. En caso de discrepancia entre los liquidadores, el Comisario deberá convocar a la Asamblea General Extraordinaria de Accionistas para que ésta resuelva las cuestiones sobre las que existiesen divergencias.

CUADRAGÉSIMA OCTAVA.- Los socios fundadores no se reservan derecho alguno.

CUADRAGÉSIMA NOVENA.- Las disposiciones de la Ley General de Sociedades Mercantiles regirán en todo aquello sobre lo que no hay cláusula expresa en esta escritura.

QUINCUAGÉSIMA.- Cualquiera controversia que se motive por la celebración , interpretación y cumplimiento de este contrato, en que sea parte la sociedad, se someterá a los tribunales federales de los Estados Unidos Mexicanos.

GENERALES

EL COMPARECIENTE manifestó bajo protesta decir verdad, pro sus generales ser: de nacionalidad mexicana por nacimiento e hijo de padres mexicanos, originario de Guadalajara, Estado de Jalisco, donde nació el día veintiséis de octubre de mil novecientos setenta y dos, casado,

Licenciado en Derecho, con domicilio en Lago Alberto número trescientos sesenta y seis, Colonia Anáhuac, en esta Ciudad de México, Distrito Federal, y no se identifica por ser conocido del suscrito Notario.

YO, EL NOTARIO DOY FE:

I.- Que conozco personalmente al compareciente quien a mi juicio tiene capacidad legal para el otorgamiento de este instrumento.

II.- Que hice saber al otorgante el derecho que tiene de leer personalmente esta escritura y de que su contenido le sea explicado por mí.

III.- Que tuve vista los documentos que me presentó el otorgante para la formación de esta escritura.

IV.- Que leída la presente escritura al otorgante y habiéndole ilustrado respecto del valor, las consecuencias y alcances legales de su contenido, manifestó su comprensión plena conformidad con la misma, firmando el día de su otorgamiento.

ACTO CONTINUO AUTORIZO DEFINITIVAMENTE ESTE INSTRUMENTO POR HABERSE CUMPLIDO LOS REQUISITOS LEGALES.

F I R M A: LUIS ENRIQUE OLIVEROS ARREAGA. - RÚBRICA.

.

LUIS FELIPE DEL VALLE PRIETO ORTEGA. - RÚBRICA. - EL SELLO DE AUTORIZAR: “LUIS FELIPE DEL VALLE PRIETO ORTEGA. - NOTARÍA 20. DISTRITO FEDERAL, MÉXICO. - ESTADOS UNIDOS MEXICANOS”.

ES SEGUNDO TESTIMONIO QUE SE EXPIDE PARA “AMÉRICA MÓVIL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, COMO INTERESADA.

ESTÁ ESCRITO CON TINTA FIJA COTEJADO Y VA EN VEINTITRÉS FOJAS ÚTILES. - DOY FE.

MÉXICO, DISTRITO FEDERAL, A DIECIOCHO DE FEBRERO DEL AÑO DOS MIL CUATRO.

LUIS FELIPE DEL VALLE PRIETO

NOTARIO

México D.F., 24 de Febrero del 200 .

A QUIEN CORRESPONDA:

LUIS FELIPE DEL VALLE PRIETO ORTEGA, Notario Número Veinte del Distrito Federal, hago constar:

Que por escritura No. 133,302 de fecha 18 de febrero del 2004, otorgada en la Notaría a mi cargo, se consignó la COMPULSA TOTAL DE ESTATUTOS DE LA SOCIEDAD DENOMINADA “AMÉRICA MÓVIL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE. Dicha escritura se encuentra en trámite de inscripción en el Registro Público de la Propiedad y del Comercio del Distrito Federal.

Se expide la presente a solicitud de la parte interesada para los fines que a ella convengan.

ATENTAMENTE

LUIS FELIPE DEL VALLE PRIETO NOTARIO 20 DEL D.F.
OP: 1313 RR/erp.

Isabel la Católica No.7, Centro Histórico, Delegación Cuauhtémoc, México, D. F.

Tel: 51-30-00-60 Fax: 51-30-00-70

[ENGLISH TRANSLATION]

INSTRUMENT NUMBER ONE HUNDRED THIRTY THREE THOUSAND THREE

HUNDRED TWO

VOLUME NUMBER FOUR THOUSAND SIX HUNDRED FIFTY EIGHT

IN MEXICO CITY, FEDERAL DISTRICT, on this eighteenth day of February, two thousand four, I, LUIS FELIPE DEL VALLE PRIETO ORTEGA, Notary Public Number Twenty for the Federal District, hereby CERTIFY:

THE COMPILATION OF THE CORPORATE BYLAWS OF “AMÉRICA MÓVIL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE at the request of Mr. LUIS ENRIQUE OLIVEROS ARREAGA, pursuant to the following documents and clauses:

PRECEDENTS

I.- DEED OF INCORPORATION.- By means of public instrument number ONE HUNDRED TWENTY THREE THOUSAND TWO, dated September twenty nine, two thousand, granted before the undersigned Notary, which is registered in the Public Registry of Commerce for the Federal District under FILE number TWO HUNDRED SIXTY THREE THOUSAND SEVEN HUNDRED SEVENTY on October thirteen, two thousand, and is also registered in the National Registry of Foreign Investments as evidenced by a copy of writ number “65543/5774”, which bears a stamp from the National Registry of Foreign Investments dated March twenty one, two thousand one, and based upon permit number “090399749” of the Ministry of Foreign Affairs, “AMÉRICA MÓVIL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE was incorporated as a corporation domiciled in Mexico City, Federal District, for an indefinite term and with a minimum fixed capital of $402,900,048.30 (four hundred two million nine hundred thousand forty eight Pesos 30/100, Mexican currency).

II.- AMENDMENT OF THE BYLAWS.- By means of public instrument number ONE HUNDRED TWENTY SIX THOUSAND ONE HUNDRED EIGHTY NINE, dated June thirteen, two thousand one, granted before me and registered in the Public Registry of Commerce of this City under FILE number TWO HUNDRED SIXTY THREE THOUSAND SEVEN HUNDRED SEVENTY on July two, two thousand one, there were formalized the minutes of the General Extraordinary Shareholders Meeting of “AMÉRICA MÓVIL”, SOCEDAD ANÓNIMA DE CAPITAL VARIABLE held April twenty seven, two thousand one, at which it was resolved to amend the Twenty Seventh, Thirtieth, Thirty Third, Thirty Fifth and Fortieth of the bylaws of the Corporation.

III.- COMPILATION OF THE BYLAWS.- By means of public instrument number ONE HUNDRED TWENTY SIX THOUSAND ONE HUNDRED NINETY, dated June fourteen, two thousand one, granted before me and registered in the Public Registry of Commerce of this City under FILE number TWO HUNDRED SIXTY THREE THOUSAND SEVEN HUNDRED SEVENTY on July two, two thousand one, there was formalized a compilation of the bylaws of the Corporation.

IV.- AMENDMENT OF THE BYLAWS.- By means of public instrument number ONE HUNDRED TWENTY SIX THOUSAND EITH HUNDRED SEVENTY FIVE, dated August ten, two thousand one, granted before me and registered in the Public Registry of Commerce of this City under FILE number TWO HUNDRED SIXTY THREE THOUSAND SEVEN HUNDRED SEVENTY on August twenty, two thousand one, there were formalized the minutes of the General Ordinary and Extraordinary Shareholders Meeting of the Corporation held July thirty one, two thousand one, at which it was resolved to AMEND THE SIXTH, EIGHTH, THIRTEENTH, EIGHTEENTH, NINETEENTH, TWENTY FOURTH, TWENTY SIXTH, THIRTY FIRST, THIRTY SECOND, THIRTY THIRD, THIRTY SIXTH AND FORTY FIRST CLAUSES of the bylaws of the Corporation.

V.- COMPILATION OF THE BYLAWS.- By means of public instrument number ONE HUNDRED TWENTY SIX THOUSAND NINE HUNDRED FORTY SIX, dated August twenty, two thousand one, granted before me and registered in the Public Registry of Commerce of this City under FILE number TWO HUNDRED SIXTY THREE THOUSAND SEVEN HUNDRED SEVENTY on August twenty seven, two thousand one, there was formalized a compilation of the bylaws of “AMÉRICA MÓVIL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE.

VI.- AMENDMENT OF THE BYLAWS.- By means of public instrument number ONE HUNDRED THIRTY THREE THOUSAND THREE HUNDRED ONE, dated February eighteen, two thousand four, granted before me and executed concurrently with the foregoing instrument, there were formalized the minutes of the GENERAL EXTRAORDINARY SHAREHOLDERS MEETING OF “AMÉRICA MÓVIL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE held December eight, two thousand three, at which it was resolved to amend the SIXTH, TWELVETH, THIRTEENTH, FOURTEENTH, THIRTY FIRST, THIRTY SIXTH AND FORTIETH BIS OF THE BYLAWS OF THE CORPORATION.

BASED UPON THE ABOVE, I HEREBY GRANT THE FOLLOWING:

CLAUSES

ONE.- Pursuant to the request of MR. LUIS ENRIQUE OLIVEROS ARREAGA, on behalf of AMÉRICA MÓVIL, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, I hereby COMPILE the BYLAWS of the Corporation, which read as follows:

“BYLAWS OF AMÉRICA MÓVIL, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE”

CLAUSES

FIRST.- The name of the Corporation shall be “AMÉRICA MÓVIL”, which shall be followed by the words “SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE” or its abbreviation, “S.A. DE C.V.”

SECOND.- The domicile of the Corporation shall be Mexico City, Federal District; provided, however, that it shall be authorized to establish offices, agencies or branches in any other jurisdiction within the Mexican Republic or abroad; to submit itself, through any act, contract or agreement, to the laws of any foreign country or any other State of the Mexican Republic; to submit itself to the jurisdiction of the competent courts thereof or of any contractual domicile in Mexico or abroad for purposes of the receipt of any notice or service of any judicial or non-judicial process; and to appoint to such or any other effect any general or special attorneys-in-fact outside of Mexico, without any of the above being construed as a change of domicile.

THIRD.- The purposes of the Corporation shall be:

To promote, incorporate, organize, exploit, acquire and participate in the capital stock or assets of all types of civil or commercial corporations, partnerships and industrial, commercial, service or other entities, whether Mexican or foreign, and to participate in the management or liquidation thereof.

To acquire, by any legal means whatsoever, any shares of stock of and interests, participations or partnership interests in, any type of civil or commercial corporation, whether upon the incorporation thereof or at any time thereafter, and to sell, transfer and negotiate with such shares, participations and partnership interests, including any other negotiable instruments; and, for as long as the shares of stock of the Corporation remain registered in the Securities Section of the National Registry of Securities and Intermediaries, to acquire its own shares of stock in accordance with the general provisions issued by the National Banking and Securities Commission and the provisions contained in these bylaws.

To build, install, maintain, operate and exploit public telecommunication networks in order to provide telecommunication services, provided that the Corporation has obtained the concessions and permits required to such effect pursuant to the law.

To acquire the direct ownership of any real property, subject to the provisions of Article Twenty Seven of the Political Constitution of the United Mexican States and the Foreign Investment Law and its Regulations.

To lease, whether as lessor or lessee, all types of real property and to enter into all types of legal transactions to obtain or permit the use and enjoyment of such property.

To acquire, sell and enter into any legal transaction relating to, any personal property, machinery, equipment and tools as may be necessary or convenient in the pursuit of its corporate purpose.

To carry out any legal acts relating to any credits or rights.

To carry out any legal acts relating to any patents, trademarks and trade names.

To provide and receive all types of advisory and technical, scientific and administrative assistance.

To issue bonds and debentures.

To establish branches, agencies and offices within the Mexican Republic or abroad.

To act as agent, representative or commission agent of any Mexican or foreign individuals or entities.

To lend or borrow money.

To accept, issue, guarantee and endorse all types of credit instruments.

To grant all types of guaranties, including through the creation of any liens on real property or the pledge of any trust beneficiary rights, as may be necessary or convenient in the pursuit of its corporate purpose.

To guarantee by any legal means, including by means of the creation of any liens or the pledge of any trust beneficiary rights, with or without receiving any consideration therefor, the performance of the obligations of any third parties, whether such third parties are Mexican or foreign individuals or entities, and to become a co-obligor of any third parties, whether such parties are Mexican or foreign individuals or entities.

To carry out any act or enter into any agreement related to its corporate purpose, which is permitted to be carried out or entered into by a limited liability company.

FOURTH.- The term of the Corporation shall be indefinite.

FIFTH.- The Corporation is of Mexican nationality. All present and future alien shareholders of the Corporation formally agree with the Ministry of Foreign Affairs to be considered as Mexicans in respect of the shares of the Corporation acquired or held by them and in respect of the property, rights, concessions, participations or interests held by the Corporation, or of the rights and obligations derived from any agreements between the Corporation and any Mexican authorities. Accordingly, all present and future alien shareholders of the Corporation agree not to invoke the protection of their own government, under penalty, in case of breach of such agreement, of forfeiture to the nation of their participations.

SIXTH.- The capital stock of the Corporation shall be variable. The minimum fixed portion of the capital stock shall be $402,900,048.30 (four hundred two million nine hundred thousand forty eight Pesos 30/100, Mexican currency), which shall be represented by an aggregate of 15,115,001,932 shares, of which 3,806,767,010 (three billion eight hundred six thousand million seven hundred sixty seven thousand ten) shares shall be Series “AA” shares of common stock, issued in registered form, no par value, and 11,982,619,415 (eleven billion nine hundred eighty two million six hundred nineteen thousand four hundred fifteen) shares shall be Series “L” shares, issued in registered form, no par value, with limited voting rights.

The capital stock shall be represented by Series “AA” shares, which shall represent not less than 20% (twenty percent) but not more than 51% (fifty one percent) of the capital stock, shall represent at all times at least 51% (fifty one percent) of the shares of common stock and shall constitute shares of common stock, issued in registered form, no par value, which may only be subscribed for or acquired by Mexican investors; by Series “A” shares, which shall not represent at any time more than 19.6% (nineteen point six percent) of the capital stock or more than 49% (forty nine percent) of the shares of common stock and shall constitute shares of common stock, issued in registered form, with no ownership restrictions; and by Series “L” shares with limited voting rights and no ownership restrictions, which, together with the Series “A” shares, may not represent at any time more than 80% (eighty percent) of the capital stock.

In the event of an increase in the capital stock, such capital increase shall be represented by number of Series “AA”, Series “A” and Series “L” shares proportional to the outstanding number of shares of each such series. The Corporation may issue unsubscribed shares of any series of its capital stock, which shall be delivered upon their subscription.

At least 51% (fifty one percent) of the shares of common stock of the Corporation must be subscribed for by Mexican nationals and shall constitute Series “AA” shares, and the remaining 49% (forty nine percent) may be subscribed for by Mexican nationals, by non-Mexican individuals, entities or financial institutions, or by Mexican corporations whose capital stock is held by a majority of foreign investors or in which such investors have the power, on any basis, to control the decisions of the management of the corporation.

The Series “AA” shares, together with the Series “A” shares, may not represent at any time more than 51% (fifty one percent) of the shares of stock.

The Series “L” shares shall have no ownership restrictions and, accordingly, may be held by Mexican nationals, by non-Mexican individuals, entities or financial institutions, or by Mexican corporations whose capital stock is held by a majority of foreign investors or in which such investors have the power, on any basis, to control the decisions of the management of the corporation. The Series “L” shares shall constitute a neutral investment pursuant to Article 18 and the other applicable articles of the Foreign Investment Law and, thus, shall not be taken into account for purposes of the calculation of the percentage of the capital stock held by foreign investors.

The Series “AA” shares, which may only be subscribed for by Mexican nationals, must represent at all times at least 20% (twenty percent) of the capital stock. The Series “A” shares, together with the Series “L” shares, all of which have no ownership restrictions, may not represent at any time more than 80% (eighty percent) of the capital stock.

The Series “AA” shares may only be subscribed for or acquired by:

(a) Mexican individuals.

(b) Mexican corporations whose bylaws contain a foreigner exclusion clause and, accordingly, whose shares of sock may only be held by Mexican individuals and/or Mexican entities whose bylaws contain, in turn, a foreigner exclusion clause.

(c) Mexican corporations whose bylaws provide that at least 51% (fifty percent) of their capital stock may only be subscribed for or acquired by (i) Mexican individuals, (ii) Mexican corporations whose bylaws contain a foreigner exclusion clause and, accordingly, whose shares of stock may only be held by Mexican individuals and/or Mexican entities whose bylaws contain, in turn, a foreigners exclusion clause, or (iii) Mexican corporations that allow foreign participation.

(d) Mexican credit, insurance and bonding companies, Mexican investment companies operating under the Investment Companies Law, and institutional investors pursuant to in Article 122 of the Securities Market Law.

(e) Trusts expressly permitted to acquire Series “AA” shares by the competent authorities pursuant to the Foreign Investment Law and its Regulations and in which (i) the majority of the trustee’s rights are held by Mexican individuals, Mexican entities satisfying the requirements set forth in paragraphs (a), (b) and (d) above, or (ii) the Series “AA” shares controlled by the trust represent a minority of such series and are voted by the trustee in the same manner as the majority of the Series “AA” shares.

No foreign state or government may at any time acquire any shares of stock of the Corporation, and in the event of such an acquisition the relevant shares shall be rendered null and without any value whatsoever for their holder as of the date of their acquisition.

SEVENTH.- Within their respective series, all shares of stock entitle their holders to the same rights. Each Series “AA” and Series “A” share of common stock entitles the holder thereof to one vote at any General Shareholders Meeting. Series “L” shares shall be entitled to vote only with respect to the limited matters set forth in these bylaws and in the relevant stock certificates. All stock certificates shall bear the original signatures of any two Directors or, if so approved by the Board of Directors, the facsimile signatures of such Directors. In the latter event, an original of the relevant signatures shall be filed with the Commerce Section of the corresponding Public Registry of Property and Commerce. The stock certificates shall bear consecutive numbers, may represent one or more shares and shall have dividend coupons attached. The stock certificates and any provisional certificates shall satisfy the requirements set forth in Article One Hundred Twenty Eight of the General Corporations Law and the Fifth Clause of these bylaws.

EIGHTH.- The Series “L” shares, which shall be issued pursuant to Article 113 of the General Corporations Law, shall have limited voting rights and shall be entitled to a preferred dividend. The Series “L” shares shall be entitled to vote only with respect to the following matters: the extension of the corporate life of the Corporation, the voluntary dissolution of the Corporation, any change in the corporate purpose of the Corporation, any change of nationality of the Corporation, the transformation of the Corporation from one type of company to another, any merger of the Corporation, and the cancellation of the registration of the shares of stock of the Corporation in the Securities or Special Sections of the National Registry of Securities and Intermediaries or in any foreign stock exchange, which shall not include any quotation system or other over-the-counter market not organized as a stock exchange.

The holders of a minority representing at least 10% (ten percent) of any limited voting shares other than those referred to in Article 113 of the General Corporations Law, or of any of the limited voting shares referred to therein, whether constituting shares of one or both series of stock, shall be entitled to appoint at least one Director and his corresponding alternate. The appointment of any Director elected by the shareholders referred to in this paragraph may be revoked only if the appointments of all the other Directors are also revoked. The right set forth herein shall be exercised by means of the delivery of a notice to the Chairman or the Secretary of the Board of Directors at least two business days prior to the date set for the ordinary shareholders meeting that shall consider the ratification or revocation of the appointments of the members of the Board of Directors.

If the minority referred to in the preceding paragraph does not make such appointment, the Series “L” shares, voting as a class at a Special Meeting called to that effect, shall be entitled to appoint two members of the Board of Directors and their corresponding alternates, provided that the aggregate number of Directors appointed pursuant to the preceding paragraph and this paragraph shall not exceed the percentage of the capital stock represented by the Series “L” shares, divided by ten. The person authorized to such effect by the Special Meeting shall give to the chairman of the relevant Ordinary Shareholders Meeting, written notice of the persons appointed as members and alternate members of the Board of Directors by the holders of the Series “L” shares.

The Series “L” shares shall be entitled to attend and cast one vote per share at all the Extraordinary Shareholders Meetings called to consider the amendment of the Twelfth Clause of these bylaws, which refers to the cancellation of the registration of the shares of stock of the Corporation in the Securities Section of the National Securities Registry.

Each share of stock entitles the holder thereof to the same financial rights and, accordingly, all shares shall be entitled to participate equally and without any distinction in any dividend, reimbursement, redemption or distribution of whatever nature, subject only to the following:

(a) Pursuant to Article One Hundred Thirteen of the General Corporations Law, no dividend may be paid in respect of the Series “AA” or Series “A” shares until a dividend of $0.025 Mex.Cy. (two and a half cents) per share, which is equal to five per cent of the capital attributable to the Series “L” shares or to an annual dividend of

$0.00125 Mex.Cy. (one hundred twenty five thousands of one cent) per share, has been paid to the holders of the Series “L” shares. Such dividend shall be paid with the retained earnings of the Corporation as reflected in the financial statements for the previous fiscal years, as approved by the Shareholders Meeting pursuant to Article Nineteen of the General Corporations Law. If no dividends are approved during any given fiscal year, or if the dividends approved during such fiscal year are less than the aforementioned five percent, the dividend referred to herein shall be paid during the subsequent fiscal years in the order set forth above.

(b) If following the payment of the dividend referred to in subparagraph (a) above to the holders of the Series “L” shares, the General Shareholders Meeting approves any additional dividends, the holders of the Series “AA” and the Series “A” shares shall be entitled to receive a dividend in an amount equal to the dividend paid to the holders of the Series “L” shares during that fiscal year or in any previous years in accordance with subparagraph (a) above, so that all the shareholders may receive an identical dividend.

(c) If after the dividend referred to in subparagraph (b) above has been paid to the holders of the Series “AA” and the Series “A” shares and after all the shareholders have received an identical dividend, the Corporation approves any additional dividends in the same fiscal year, the holders of all the Series “AA”, Series “A” and Series “L” shares shall be entitled to receive an identical dividend per share and, accordingly, each Series “L” shall receive additional dividends in the same terms and amount and on the same date as the dividends paid in respect of each Series “AA” and Series “A” share.

(d) In the event of liquidation of the Corporation, no distribution shall be paid in respect of any series of shares until the holders of the Series “L” shares have received a cumulative preferred distribution equal to five percent of the capital attributable to their shares, accrued pursuant to subparagraph (a) above but which remains unpaid. Following payment of the dividend referred to in the preceding sentence, the holders of the Series “AA” and Series “A” shares shall be entitled to receive a dividend per share equal to the dividend paid in respect of the Series “L” shares.

(e) In the event of an increase in the capital stock through the issuance of new Series “L” shares for their subscription and payment in cash or kind, the holders of the outstanding Series “L” shares shall have the right to subscribe such new shares in proportion to their holdings, in accordance with the terms set forth in these bylaws.

(f) The Series “L” shares shall be entitled to participate in any stock dividends approved by the Corporation, in the same terms as the shares of all other series.

NINTH.- Subject to the provisions contained in these bylaws, at the request of the holders of the Series “A” shares such shares may be exchanged for Series “L” shares on a one-for-one basis, upon delivery of the relevant Series “A” shares to the Treasurer of the Corporation for their cancellation.

TENTH.- Subject to the provisions contained in these bylaws, beginning on January 2, 2001 (January two, two thousand one) and until January 31, 2001 (January thirty one, two thousand one), at the request of any holder of Series “L” shares such shares may be exchanged for Series “AA” shares, provided that such shareholder must be a Mexican national or, if such shareholder is a non-Mexican national, subject to the satisfaction of the requirements set forth in the applicable laws, upon delivery of the relevant Series “L” shares to the Treasurer of the Corporation.

If on the same date more than one holder of Series “L” shares requests the exchange of such shares for Series “AA” shares, and if upon receipt of the relevant requests the number of Series “AA” shares available in the Treasury of the Corporation is not sufficient to satisfy all such requests, the available shares shall be distributed among all the shareholders that submitted an exchange request in proportion to the number of shares requested to be exchanged by each of them. Upon expiration of the term set forth in the preceding paragraph, no further exchange of shares shall be made pursuant to this Clause.

ELEVENTH.- Subject to the provisions contained in these bylaws, at the request of the holders of the Series “AA” shares such shares may be exchanged for Series “L” shares on a one-for-one basis, provided that such exchange does not cause the Series “AA” shares to represent less than 20% (twenty percent) of the capital stock, upon delivery of the relevant shares to the Treasurer of the Corporation.

TWELFTH.- The Corporation shall maintain a stock registry and shall only recognize as shareholders the persons registered as such therein. At the request of any interested party and prior verification of the relevant facts, the Corporation shall record in such registry any transfer of its shares of stock.

Pursuant to and for purposes of Article 130 of the General Corporations Law, any transfer of 10% (ten percent) of the voting shares of stock of the Corporation, or of any certificates or instruments issued in respect thereof, or of any rights thereto, whether through a single transaction or a series of related transactions over any period of time, by any group of persons acting in concert, shall require the prior approval of the Board of Directors. If the Board of Directors denies such approval, it shall be required to designate one or more alternate transferees who must pay the market price for the shares as quoted on the Stock Exchange. If such shares are not registered in the National Securities Registered, the price per share shall be determined in accordance with the provisions of the aforementioned Article 130.

Any person who participates in any manner in any transaction in violation of the provisions contained in the preceding paragraph, shall pay to the Corporation a penalty in an amount equal to the aggregate price of all the shares, certificates or instruments representing the capital stock of the Corporation that are directly or indirectly owned by such person or, if such person does is not a holder of shares of stock of the Corporation, in an amount equal to the price of the shares subject matter of the forbidden transaction. If the transactions that resulted in the acquisition of more than 10% (ten percent) of the shares of stock of the corporation, or of any certificates or instruments issued in respect thereof, or of any rights thereto, are made without payment of any consideration therefor, the amount of the penalty shall be equal to the market value of such shares, certificates or instruments, if such transactions were carried out without the approval referred to in the preceding paragraph.

As long and until the shares of stock of the Corporation are registered in the National Securities Registry, any transaction carried out through the Stock Exchange shall be subject, in addition to the approval referred to in the preceding paragraph, to the provisions contained in the Securities Market Law and the rules issued thereunder by the National Banking and Securities Commission. In addition, any person or group of persons that acquires a material participation in the Corporation without having previously conducted an offering in accordance with the provisions contained in the general rules issued by the National Banking and Securities Commission and applicable to those acquisitions of securities that are subject to disclosure requirements and the rules applicable to public tender offers, shall not be entitled to exercise the corporate rights conferred by the relevant voting securities and the Corporation shall not register such shares in the registry referred to in Articles 128 and 129 of the General Corporations Law.

In addition, any change in the control of the Corporation shall be subject to the prior written approval of the Board of Directors through a resolution adopted at a meeting called to consider such change of control pursuant to the provisions of these bylaws, if such resolution is approved by the affirmative vote of a majority of the members of the Board of Directors that were appointed to their positions prior to the verification of the circumstance resulting in the change of control.

“Control” or “controlled by” shall mean: (i) the ownership of a majority of the voting shares of stock of the Corporation, or of any certificates or instruments issued in respect thereof; (ii) the power to control, directly or indirectly, the decisions of the management and the policies or the Corporation or its subsidiaries; or (iii) the ability to veto any material decision with respect to the policies of the Corporation or its subsidiaries, whether through the ownership of voting securities, by contract or otherwise.

For purposes of this Article, the Board of Directors shall determine if several persons are acting as a group or in concert. In the event of such determination, such persons shall be considered as a single person for purposes of this Article.

In accordance with the Securities Market Law and the general rules issued by the National Banking and Securities Commission, as long and until the shares of stock of the Corporation are registered in Securities Section of the National Securities Registry, in the event of cancellation of the registration of such shares in the Securities Section of the National Securities Registry the holders of the majority of the shares of common stock shall have the right to cause the General Shareholders Meeting to take such actions as such shareholders may request and to appoint a majority of the members of the Board of Directors of the Corporation, and shall be required to make a public offer to purchase all outstanding shares prior to such cancellation, pursuant to Section III of

Article 8 of the “Provisions Applicable to The Issuers of Securities and Other Participants in the Securities Marker” issued by the National Banking and Securities Commission.

The shareholders referred to in the preceding paragraph shall be required to convey to a trust, for a period of at least six months, such funds as may be necessary to purchase, at the same offering price, the shares of stock held by those shareholders who may have elected not to tender their shares in connection with such offer, if upon completion of the tender offer but prior to the cancellation of the registration of the shares in the National Securities Registry such shareholders have not acquired 100% (one hundred percent) of the outstanding shares of stock of the Corporation.

The Subsidiaries of the Corporation (as such term is defined in accordance with Mexican generally accepted accounting principles) may not, directly or indirectly, acquire any shares of stock of the Corporation or of any other corporation of which the Corporation is a Subsidiary, except that any corporation holding the majority of the shares of stock of the Corporation may acquire shares of stock of the Corporation to fulfill any options or stock option plans established in favor of the officers or employees of such corporation or of the Corporation, provided that the aggregate number of shares acquired to such effect does not exceed 25% of the outstanding shares of stock of the Corporation.

Pursuant to paragraph (d) of Section IV of Article 14-Bis 3 of the Securities Market Law, any transaction between the Subsidiaries of the Corporation (as such term is defined in accordance with Mexican generally accepted accounting principles) and any related party or which may jeopardize the assets thereof, shall be subject to the prior consent of the Board of Directors based upon the favorable opinion of the Audit Committee. The Corporation shall implement measures to ensure the compliance of the provisions contained in this paragraph.

THIRTEENTH.- Except for any increase or reduction of the capital stock as a result of any repurchase of shares pursuant to Section I of Article 14-Bis 3 of the Securities Market Law, the variable portion of the capital stock may be increased or reduced without the need to amend these bylaws, subject only to the requirement that such increase or reduction must be approved by the Ordinary Shareholders Meeting and the minutes of such meeting must be formalized by a Notary Public, but without it being necessary to file the relevant public instrument with the Commerce Section of the corresponding Public Registry of Property and Commerce. The minutes of the relevant shareholders meeting shall not need to be formalized by a Notary Public if the capital reduction is made in connection with the exercise by the shareholders of their withdrawal rights.

The minimum fixed portion of the capital stock may only be increased or reduced by resolution of the General Extraordinary Shareholders Meeting and concurrently with the amendment of these bylaws, unless the capital increase or reduction is made in connection with the sale of any shares of stock of the Corporation previously repurchased thereby pursuant to this Clause.

All increases and reductions of the capital stock shall be recorded in the book maintained to such effect by the Corporation.

The shareholders shall have a preferential right to subscribe for any new shares issued or sold by the Corporation in the event of a capital increase, in proportion to their existing holdings of shares of each series of stock of the Corporation. The right set forth in this paragraph must be exercised within fifteen days following the date of publication of the relevant resolutions in the Official Gazette of the Federation and in one of the newspapers of general circulation in Mexico City, Federal District. The aforementioned right shall not be available to the shareholders if the new shares are issued in connection with any merger of the Corporation, or for the conversion of convertible debentures, or for their subscription and placement in a public offering pursuant to Article 81 of the Securities Market Law and these bylaws, or in the event of any sale of shares of stock of the Corporation previously repurchased thereby pursuant to Article 14-Bis 3 of the Securities Market Law.

If upon expiration of the period for the exercise by the shareholders of the preferential rights set forth in this Clause, there remain any unsubscribed shares, such shares may be offered to any other person for their subscription and payment in the terms and over the periods determined by the shareholders meeting that approved the capital increase or by the Board of Directors of the Delegates appointed to such effect by such shareholders meeting; provided, that the subscription price of such shares by any third parties may not be less than the price at which such shares were offered to the shareholders of the Corporation for their subscription and payment.

The variable portion of the capital stock may be reduced by means of a partial redemption of the shares representing such variable capital, on a pro-rata basis among all such shares, by redemption in full of such shares, or by reimbursement of the value of such shares to the shareholders at the closing price of such shares in the Stock Exchange on the date of the capital reduction. At the relevant shareholders meeting, the shareholders shall have the right to request that their shares be partially redeemed, and in the event of an impasse with respect to such redemption the shares to be redeemed shall be selected by means of a lottery conducted before a Notary Public or Public Broker.

Upon selection of the shares to be redeemed, a notice shall be published in the Official Gazette of the Federation and in one of the newspapers of general circulation in Mexico City, Federal District, indicating the number of shares to be redeemed, the number of stock certificates to be cancelled or exchanged as a result of such redemption, and the credit institution at which the Corporation shall deposit the redemption price of such shares, which shall be available to the shareholders as of the date of publication of the aforementioned notice and shall bear no interest.

Pursuant to Article 14-Bis 3 of the Securities Market Law and notwithstanding the provisions contained in Article 134 of the General Corporations Law, the Corporation may repurchase its shares of stock on the Stock Exchange at the then prevailing market price. In such an event, the purchase price of the such shares shall be charged to the stockholders equity during the period in which such shares are owned by the Corporation, or to capital sock if such shares are converted into treasury shares; provided, further, that in the latter event the corresponding capital reduction need not be approved by the shareholders meeting. Each year, the General Ordinary Shareholders Meeting shall approve the maximum amount of the capital stock that shall be available for the repurchase shares of stock of the Corporation, provided that such amount may in no event exceed the aggregate amount of the net profits of the Corporation, including any retained earnings. The Board of Directors shall appoint one or more persons authorized to carry out any repurchase or subsequent sale of shares of stock of the Corporation. During the period in which such shares are owned by the Corporation, such shares may not be voted at any shareholders meetings.

Notwithstanding the provisions contained in the General Corporations Law, the shares of stock of the Corporation owned by the Corporation or, as the case may be, the treasury shares, may be placed among the investing public at large without the need for the relevant capital increase to be approved by a resolution of the shareholders meeting or the Board of Directors.

The Corporation may issue unsubscribed shares of any series of its capital stock, which shall be maintained in the treasury of the corporation for their subsequent delivery upon their subscription.

Subject to the prior approval of the National Banking and Securities Commission and to the satisfaction of the conditions set forth in Article 81 of the Securities Market Law, the Corporation may also issue unsubscribed shares for their placement among the investing public at large, provided that such shares must be deposited with a securities depositary institution.

At the shareholders meeting called to approve the issuance of unsubscribed shares, the shareholders shall be required to expressly waive the preferential rights granted thereto by Article 132 of the General Corporations Law.

If the quorum required pursuant to these bylaws is present at such shareholders meeting, the resolutions thereof shall be binding upon any absentee shareholders and the Corporation shall be entitled to place the relevant shares among the investing public at large without being required to publish the notice referred to in the aforementioned article. No unsubscribed shares may be issued if a minority representing at least twenty five percent (25%) of the capital stock entitled to vote at the meeting votes against the issuance of such shares.

The notice of the relevant General Extraordinary Shareholders Meeting shall expressly indicate that such meeting is being called to consider the matters set forth in Article 81 of the Securities Market Law and, more specifically, the matters set forth in Section X thereof.

Any shareholder who votes against such resolutions at the shareholders meeting shall be entitled to request that the shares owned thereby be included in the offer at the same subscription price per share as the unsubscribed shares offered to the public. The Corporation shall be required to first place the shares owned by the dissenting shareholders.

Subject to the provisions contained in Articles 220 and 221 of the General Corporations Law, any holder of shares of the variable portion of the capital stock shall be entitled to withdraw in part or in full the capital contributions represented by such shares, and the redemption price of such shares shall be equal to the lower of: (i) 95% (ninety five percent) of the market value of such shares on the Stock Exchange, which shall be calculated based upon the average trading price of such shares during the thirty trading days preceding the date on which the exercise of the withdrawal option is effective or, if the number of trading days is less than 30 (thirty), during the relevant number of trading days, or (ii) the book value of such shares according to the balance sheet as of the end of the fiscal year in which the exercise of the option is effective, as previously approved by the General Ordinary Shareholders Meeting.

The redemption price shall be payable by the Corporation beginning on the day following the General Ordinary Shareholders Meeting at which the balance sheet of the fiscal year in which the exercise of the option is effective, is approved.

In the event of withdrawal of all or any part of the contributions of a shareholder, the reduction of the capital stock as a result of such redemption need shall not require the approval of the Shareholders Meeting.

GENERAL SHAREHOLDERS MEETINGS

FIFTEENTH.- The General Shareholders Meeting shall be the supreme authority of the Corporation all other corporate bodies shall be subordinated thereto.

SIXTEENTH.- General Shareholders Meetings may be Ordinary or Extraordinary and shall be held in the domicile of the Corporation. Extraordinary Shareholders Meetings shall be those called to consider any of the matters set forth in Article One Hundred Eighty Two of the General Corporations Law or the cancellation of the registration of the shares of stock of the Corporation in the Securities or Special Section of the National Registry of Securities and Intermediaries or in any foreign stock exchange. All other meetings shall be Ordinary Shareholders Meetings. Shareholders Meetings shall only consider the matters set forth in the relevant agenda.

Special Meetings of the holders of the Series “L” shares may be called to appoint the two members of the Board of Directors that such holders are entitled to appoint, and shall be called each year by the Board of Directors and be held prior to the date of the General Annual Ordinary Shareholders Meeting. Special Meetings of the holders of the Series “L” shares called solely to appoint the aforementioned two members of the Board of Directors shall be governed by the rules applicable to the General Ordinary Shareholders Meeting held by virtue or second notice, as set forth in the Twenty Third Clause of these bylaws.

SEVENTEENTH.- A General Ordinary Shareholders Meeting must be held at least once every year, on the date set by the Board of Directors but within four months from the end of each fiscal year, to consider, in addition to the matters included in the relevant agenda, the matters set forth in Article One Hundred Eighty One of the General Corporations Law. General Extraordinary Shareholders Meetings may be held at any time to consider any of the matters set forth in Article One Hundred Eighty Two of the General Corporations Law or the cancellation of the registration of the shares of stock of the Corporation in the Securities or Special Section of the National Registry of Securities and Intermediaries or in any foreign stock exchange.

EIGHTEENTH.- Shareholders meetings shall be called by the Board of Directors, the Statutory Auditors, the Chairman or the Secretary of the Board of Directors or, if necessary, by a competent judge. Pursuant to Article 184 of the General Corporations Law, any holder of at least ten percent of the shares of stock, including any holder of limited voting shares, may request that a General Shareholders Meeting be called to consider the matters indicated in such request.

NINETEENTH.- Notices of Shareholders Meetings shall be published in the Official Gazette of the Federation or a newspaper of general circulation in Mexico City, Federal District, at least fifteen days prior to the date set for the meeting. All the information and documents available in connection with each of the matters included in the relevant agenda shall be made available to the shareholders, at no cost whatsoever, beginning on the date of publication of the notice of the meeting.

TWENTIETH.- Notices of Shareholders Meetings shall indicate the place, date and time of the meeting, shall include the agenda thereof and shall be signed by the persons giving such notice.

TWENTY FIRST.- Shareholders Meetings may be held without publication of any notice if all of the shares entitled to vote with respect to the matters considered thereby are present at the meeting.

TWENTY SECOND.- The quorum for an Ordinary Shareholders Meeting held by virtue of first notice shall be fifty percent of the capital stock, and action shall be validly taken by a majority of the shares present.

TWENTY THIRD.- If a quorum is not available on the date of an Ordinary Shareholders Meeting, then a second notice shall be published and the new meeting shall be held to consider the matters included in the relevant agenda within seven days from the date of the original meeting, and action at such meeting shall be taken by majority of the shares present, regardless of the number of shares.

TWENTY FOURTH.- The quorum for an Extraordinary Shareholders Meeting held by virtue of first notice to consider any matter with respect to which the holders of the Series “L” shares are not entitled to vote, shall be seventy five percent of the shares entitled to vote with respect to the matters included in the relevant agenda, and action shall be validly taken by a majority of the voting shares present.

The quorum for an Extraordinary Shareholders Meeting called to consider any matter with respect to which the holders of the Series “L” shares are entitled to vote, shall be seventy five percent of the outstanding capital stock and action shall be validly taken by a majority of the outstanding shares of stock.

The quorum for an Extraordinary Shareholders Meeting held by second or subsequent notice to consider any matter with respect to which the holders of the Series “L” shares are not entitled to vote, shall be a majority of the shares entitled to vote with respect to the matters included in the relevant agenda, and action shall be validly taken by a majority of the voting shares outstanding.

The quorum for an Extraordinary Shareholders Meeting held by second or subsequent notice to consider any matter with respect to which the holders of the Series “L” shares are entitled to vote, shall be a majority of the outstanding shares of stock and action shall be validly taken by a majority of the outstanding shares of stock present.

Action at any Extraordinary Shareholders Meeting held by virtue of first or subsequent notice to consider any matter with respect to which the holders of the Series “L” shares are entitled to vote, shall be validly taken if approved by the majority set forth in the preceding paragraphs and a majority of the outstanding Series “AA” and Series “A” shares.

Subject to the terms and conditions set forth in Article 199 of the General Corporations Law, any holder of at least 10% of the shares present at a meeting, including any holder of limited voting shares, may request that voting on any matter with respect to which such shareholder does not consider himself to be sufficiently informed, be set aside.

TWENTY FIFTH.- In order to be entitled to attend and vote at any Shareholders Meeting, the shareholders shall be required to deposit with the Secretary of the Corporation, at least one day prior to the Shareholders Meeting, their stock certificates or, if applicable, any provisional certificates, and to obtain therefrom an admission pass. Stock certificates may also be deposited with a Mexican or foreign credit institution or a Mexican brokerage firm, and in such event the shareholders shall be required to submit to the Secretary of the Corporation, as a condition for the issuance of the admission pass, evidence of the deposit of such stock certificates with such institution and evidence of the agreement of the relevant credit institution, brokerage firm or securities depositary institution to hold in deposit such stock certificates until it has received a notice from the Secretary of the Corporation to the effect that the relevant Shareholders Meeting has been held. The Secretary of the Corporation shall deliver to the relevant shareholders and admission pass containing the name of the shareholder, the number of shares deposited thereby and the number of votes that such shareholder is entitled to cast.

TWENTY SIXTH.- At the Shareholders Meetings, the shareholders may be represented by attorneys-in-fact appointed by proxy, provided that neither the members of the Board of Directors nor the Statutory Auditors may act as attorneys-in-fact.

Shareholders may also be represented at the Shareholders Meetings by attorneys-in-fact with powers granted through the special forms prepared to such effect by the Corporation and which shall include: (i) the name of the Corporation and a copy of the agenda for the meeting, on the understanding that such meeting may not consider, under the item of such agenda entitled “Other Matters”, any of the matters set forth in Articles 181 and 182 of the General Corporations Law; and (ii) contain a blank space for purposes of any instructions from the shareholder to the attorneys-in-fact.

The Corporation shall make available to any securities intermediary representing any shareholder, during the term set forth in Article 173 of the General Corporations Law, the special forms for the appointment of attorneys-in-fact so as to enable such intermediaries to deliver such forms to the shareholders in a timely fashion.

The Secretary of the Board of Directors of the Corporation shall ensure the compliance of the provisions contained in the preceding paragraphs and to submit a report thereon to the Shareholders Meeting, and such fact shall be recorded in the minutes of the relevant meeting.

TWENTY SEVENTH.- Shareholders meetings shall be presided by the Chairman of the Board of Directors or, in his absence, by any Vice Chairman or, in the absence of any such person, by any of the Mexican Directors present or, in the absence of any such person, by the person appointed by the meeting. The Secretary or the Alternate Secretary of the Board of Directors, or in the absence of any such person, the person appointed by the chairman of the meeting, shall act as secretary of the meeting.

TWENTY EIGHTH.- Upon commencement of the Shareholders Meeting, the chairman of the meeting shall appoint two tellers of inspection who shall determine the number of shares present and shall prepare a list of attendance containing the names of the shareholders present or represented at the meeting and the number of shares deposited by each of them prior to the meeting.

TWENTY NINTH.- If the time allotted for a Shareholders Meeting at which a quorum is present, is not sufficient to consider all the matters for which the meeting was called, the meeting may be adjourned and continued at a later date without further notice, provided that such adjournment must be approved by the majority required to take action at such meeting.

Action at the subsequent meeting shall be validly taken by the majority required pursuant to these bylaws.

THIRTIETH.- The proceedings of the Shareholders Meetings shall be evidenced in the minutes thereof, which shall contain the resolutions approved thereby, shall be recorded in the relevant book of minutes and shall be signed by the chairman and the secretary of the meeting and by any Statutory Auditors present.

THIRTIETH BIS.- Any holder of at least 20% of the outstanding shares of stock, including any holder of limited voting shares, may have any resolution of the General

Shareholders Meeting on which such holder was entitled to vote, set aside through the procedures set forth in Articles 201 and 202 of the General Corporations Law.

Any holder of at least fifteen percent of the outstanding shares of stock shall have the right to bring action to demand the liability of the Directors, subject to the satisfaction of the requirements set forth in Article 163 of the General Corporations Law. Such action may also be brought against the Statutory Auditors or the members of the Audit Committee of the Corporation.

MANAGEMENT

THIRTY FIRST.- The management of the Corporation shall be vested in a Board of Directors formed by at least 5 (five) members appointed by the Ordinary Shareholders Meeting may determine. Such Shareholders Meeting may also appoint up to the same number of Alternate Directors and, in such event, shall issue the rules pursuant to which the Alternate Directors shall replace the Directors; provided, that if no such rules are issued by such Shareholders Meeting, then any Alternate Director shall be authorized to replace any of the Directors; provided, however, that the Alternate Directors appointed by the holders of the Series “L” shares shall only be authorized to replace the Directors appointed by the holders of such shares; and provided, further, that the Alternate Directors appointed by any minority shareholders shall only be authorized to replace the Directors appointed by such shareholders. A majority of the Directors and the Alternate Directors must be Mexican citizens and must be appointed by Mexican shareholders. The Directors and the Alternate Directors shall be appointed by a majority of the Series “AA” and Series “A” shares, and the other two Directors and Alternate Directors shall be appointed by a majority of the Series “L” shares.

The members of the Board of Directors may or may not be shareholders of the Corporation. Any holder or group of holders of at least ten percent of the shares of common stock of the Corporation shall be entitled to appoint a Director and an Alternate Director, and in such case such holder shall not be entitled to cast any further vote in connection with the appointment of the Directors and Alternate Directors by the majority of the shareholders. In the event of exercise by any holder or group of holders of at least 10% (ten percent) of the shares of common stock of the Corporation, of the right to appoint a Director and al Alternate Director, the majority shall only be entitled to appoint the remaining number of directors. The Directors shall serve for one year, but shall continue in their positions until their successors are elected and take office. The Directors may be reelected and shall receive such compensations as the General Shareholders Meeting may determine. The Alternate Directors shall replace the corresponding Directors in the event of their absence.

For purposes of the Securities Market Law, and notwithstanding that such law does not require that the bylaws of the Corporation contain any further provision regarding the composition of the Board of Directors, the Board of Directors of the Corporation shall also satisfy the following requirements:

I. The Board of Directors shall be formed by not less than 5 (five) and not more than 20 (twenty) Directors.

II. At least 25% (twenty five percent) of the members of the Board of Directors shall be Independent Directors as such term is defined in Article 14-Bis 3 of the Securities Market Law.

III. For each Director appointed, there shall also be appointed an Alternate Director; provided, that Alternate Directors authorized to replace the Independent Directors must also qualify as independent.

IV. The Audit Committee shall submit a report to the Shareholders Meeting.

THIRTY FIRST BIS.- Irrespective of the obligation of the Corporation to comply with the provisions contained in the third paragraph of the Thirty First Clause of these bylaws, including all subsections thereof, as long and until such Clause remains in effect, the failure to comply with any of the provisions contained therein shall not entitle any third party to challenge the validity of any legal act, contract, understanding, agreement or other transaction executed by the Corporation through its Board of Directors or any other intermediate corporate body, representative or attorney-in-fact, and no such provision shall be construed as constituting a requirement for the validity or legal existence of any such act.

THIRTY SECOND.- Unless otherwise determined by the Shareholders Meeting that approved their appointments, the members of the Board of Directors and their alternates, the Statutory Auditors and their alternates, the members of the Executive Committee or of any other committee, including the Audit Committee, and the executive directors and managers of the Corporation, shall not be required to post any guaranty in respect of the liabilities in which they may incur during the performance of their duties.

THIRTY THIRD.- A meeting of the Board of Directors must be held at least every three months, either in Mexico City or in such other jurisdiction within the Mexican Republic as may be designated for such purpose, on such dates as the Board of Directors itself may determine. Notice of the meetings of the Board of Directors shall be given by the Chairman thereof, by any of the Statutory Auditors, or by the Secretary or the Alternate Secretary.

In addition to the regular meetings of the Board of Directors referred to above, the Chairman, or 25% (twenty five percent) of all the Directors, or any Statutory Auditor, or the Secretary or the Alternate Secretary, may at any time call a meeting of the Board of Directors by written notice to its members at least five days prior to the date of the meeting. The Statutory Auditors shall be given notice of all the meetings of the Board of Directors, and shall be entitled to attend all such meetings but not to vote thereat.

Notices of the meetings of the Board of Directors shall contain the agenda for the relevant meeting. The quorum for any meeting of the Board of Directors shall be a majority of the Directors, provided that the majority of the Directors present must be

Mexican citizens, and action shall be validly taken by a majority of the Directors present. In the event of a tie, the Chairman of the Board of Directors shall cast the deciding vote.

Any action with respect to any of the matters set forth in paragraphs (1) through (12) of the Fortieth Clause of these bylaws shall be subject to the favorable opinion of the Executive Committee. To such effect, the Executive Committee shall be required to issue its opinion within ten days following the request of the Board of Directors, the Chairman of the Board or the Chief Executive Officer of the Corporation. If the Executive Committee does not issue an opinion within the aforementioned term, or if the members thereof are unable to reach an agreement with respect to the relevant matter during a meeting of such committee, then the Board of Directors shall take action on such matter without the opinion of the Executive Committee.

Notwithstanding the above, if a majority of the members of the Board of Directors or of any other corporate body, or the Chief Executive Officer of the Corporation, determines in good faith that action on a matter subject to the favorable opinion of the Executive Committee is of the essence and cannot wait until the next scheduled meeting thereof, then action on the specific matter may be taken by the Board or Directors or any other corporate body, or by the Chief Executive Officer of the Corporation, without the opinion of the Executive Committee.

THIRTY FOURTH.- The proceedings of the meetings of the Board of Directors shall be evidenced in the minutes thereof, which shall contain the resolutions approved thereby, shall be recorded in the relevant book of minutes and shall be signed by the chairman and the secretary of the meeting.

Pursuant to the last paragraph of Article One Hundred Forty Three of the General Corporations Law, action by the Board of Directors or the Executive Committee may be taken without a meeting. Any resolution adopted without a meeting must be unanimously approved by all members of the relevant corporate body or, in the event of permanent absence or incapacitation of any such member, with the consent of the relevant alternate member, and shall be further subject to the following provisions:

I. The Chairman, acting either in his own discretion or at the request of the Statutory Auditor or any two members of the Board of Directors or the Executive Committee, shall give to all the members and alternate members of the relevant corporate body notice, by oral or written communication or by such other means as he may deem convenient, of any action proposed to be taken without a meeting, explaining the reasons thereof. Such Chairman shall deliver to all such members, upon their request, all such documents and notes as such members may require. In giving the notices referred to herein, the Chairman may seek the assistance of any one or more members of the Board of Directors or the relevant Committee, or of the Secretary or the Alternate Secretary.

II. If all the members of the Board of Directors or the Executive Committee, or, as the case may be, all the alternate members whose vote is required, give to the Chairman or his assistants oral notice their consent for the adoption of the resolutions submitted to their consideration, such persons shall be required to confirm such consent in writing within two business days from the date on which they gave oral notice of their consent, in the manner set forth in Section III below. Such written confirmation shall be delivered to the Chairman and the Secretary by mail, telex, facsimile, telegram, courier service or any other means that ensures its delivery within the next two business days.

III. For purposes of Section II above, the Chairman, either directly or through his assistants, shall deliver to each member of the relevant corporate body an official draft of the minutes containing the resolutions to be adopted without a meeting, together with such other documents as he may deem convenient, and following any necessary revisions such official draft, duly signed by each member of the Board of Directors or, as the case may be, the Executive Committee, shall be returned to the Chairman and the Secretary.

IV. Upon receipt by the Chairman and the Secretary of the written confirmations of all the members of the relevant corporate body, the Chairman and the Secretary shall immediately record in the corresponding book of minutes the minutes containing all the relevant resolutions, and shall both sign such minutes. The minutes shall be dated as of the date on which the oral or written consent of all the members was obtained, regardless of whether or not all such consents had been confirmed in writing as of such date; provided, that upon their receipt all such written confirmations shall be filed in the records of the Corporation. Such records shall also include the written comments to the draft minutes by the Statutory Auditor, if any.

TWENTY FIFTH.- Unless the Shareholders Meeting that appointed the members of the Board of Directors shall have also appointed the persons referred to herein, the Board of Directors, at its first meeting following such Shareholders Meeting or at any subsequent meeting, shall designate from among its members a Chairman, who must be a Mexican citizen, and may also designate one or more Vice Chairmen, a Treasurer, a Secretary and one or more Alternate Treasurers and Alternate Secretaries. The Treasurer, the Secretary, the Alternate Treasurers and the Alternate Secretaries may be or not members of the Board of Directors. Except for the positions of Chairman, Vice Chairman, Treasurer, Alternate Treasurer, Secretary and Alternate Secretary, all positions may be held by the same person. In the event of temporary or permanent absence of the Chairman, such person shall be replaced by any Vice Chairman who is a Mexican citizen, and in the event of temporary or permanent absence of the Treasurer or the Secretary, such persons shall be replaced by the Alternate Treasurer and the Alternate Secretary, respectively, or if no person has been appointed to either such position, by such person as the Board of Directors may determine.

POWERS AND AUTHORITY OF THE BOARD OF DIRECTORS

THIRTY SIXTH.- The Board of Directors shall have the broadest authority to manage the affairs of the Corporation, with general powers of attorney for lawsuits and collections, for administration matters and for acts of domain, without any limitation and with all the general powers and those special powers required to be expressly contained in a special clause pursuant to the first three paragraphs of Article Two Thousand Five

Hundred Fifty Four of the Civil Code for the Federal District, including the powers referred to in Article Two Thousand Five Hundred Eighty Seven of such Code. Such powers shall include, but not be limited to, the following:

I.- Power to represent the Corporation before all types of Federal, State or Municipal authorities; to represent the Corporation before all types of individuals or entities; to represent the Corporation before any Federal or Local Labor Boards and Labor Arbitration Boards, with express powers for purposes of Sections II and III of Article 692 and Articles 786 and 876 of the Federal Labor Law and with power to file and argue any motion in the name and on behalf of the Corporation; to submit to arbitration; to agree to settlements; to enter into any agreements; to file criminal claims and complaints; to file and withdraw from any action or recourse, including amparo proceedings; to represent the Corporation before all types of judicial, administrative or other authorities having jurisdiction over labor and employment matters; to file and withdraw from any amparo proceedings; to file criminal claims and, if applicable, grant pardons in connection therewith; to file criminal complaints and cooperate with the Attorney General’s office; to withdraw from any proceedings; to agree to any settlement; to submit to arbitration; to file and argue all types of motions; to file petitions for the recusation of judges; and to receive any payments.

II.- Power to issue, subscribe, endorse and guarantee all types of credit instruments.

III.- Power to appoint the officers, employees, managers and attorneys-in-fact of the Corporation, and to determine the duties, obligations and compensations thereof.

IV.- Power to establish or close any offices, branches or agencies.

V.- Power to acquire any shares, partnership interests or securities issued by third parties, and to exercise the voting rights pertaining thereto.

VI.- Power to enter into, amend, terminate and rescind all types of agreements.

VII.- Power to accept, on behalf of the Corporation, any mandate from any Mexican or foreign individuals or corporations.

VIII.- Power to open bank accounts and withdraw deposits therefrom, appoint authorized signatories therefor, make deposit therein and withdraw funds therefrom, subject to such limitations as the Board of Directors may determine.

IX.- Power to grant all types of real, personal and trust guaranties in respect of the obligations of the Corporation; to act as co-obligor, guarantor and generally, obligor in respect of the obligations of any third party; and to encumber real property and convey in trust any assets as security for such obligations.

X.- Power to grant, substitute and delegate general and special powers of attorney for acts of domain, provided that such powers shall in all events be exercised jointly by at least two individuals; to grant, substitute and delegate general and special powers of attorney for administration matters and for lawsuits and collections, provided that such powers shall not supersede the powers of the Board or Directors; and to revoke any powers of attorney.

XI.- Power to grant powers of attorney to issue, subscribe, endorse and guarantee all types of credit instruments; provided, that the power to guarantee credit instruments shall in all events be exercised jointly by at least two individuals.

XII.- Power to give notice of any Shareholders Meeting and to enforce the resolutions thereof.

XIII.- Non-transferable power to approve any transaction out of the ordinary course of business between the Corporation and its shareholders, directors or any person with whom any such person maintains any business relationship, or who is a first or second degree relative of any such person by reason of blood or marriage, or who is the spouse or companion of any such person, or whose subsidiaries intend to carry out with any such person any transaction involving the sale or acquisition of 10% (ten percent) or more of the assets thereof, or the granting of any guaranty representing 30% (thirty percent) or more of such assets, or any other transaction representing more than 1% (one percent) of the assets of the Corporation. Except as provided in Article 159 of the General Corporations Law, the members of the Board of Directors shall be liable for any action taken thereby with respect to any of the aforementioned matters.

XIV.- Power to carry out any legal acts and take such other action as may be necessary or convenient in the pursuit of the corporate purpose.

THE CHAIRMAN AND THE VICE CHAIRMEN

THIRTY SEVENTH.- The Chairman, who must be a Mexican citizen, shall preside over all Shareholders Meetings and meetings of the Board of Directors; shall represent the Board of Directors; shall enforce the resolutions adopted by the Shareholders Meeting and the Board of Directors, unless such bodies shall have appointed a special delegate for such purpose; and shall oversee the affairs of the Corporation and ensure the compliance of the provisions contained in these bylaws, in any applicable regulations, in the resolutions adopted by the Shareholders Meeting and the Board of Directors or in the law, and shall, together with the Secretary, sign the minutes of all Shareholders Meetings and meetings of the Board of Directors. In the event of temporary or permanent absence of the Chairman, the duties thereof shall be fulfilled by one of the Vice Chairmen or, in the event of absence of a Vice Chairman, by such person as the Board of Directors may appoint to temporarily replace the Chairman, provided that such person must be a Mexican citizen and must have been appointed by the holders of a majority of the shares of common stock.

THE TREASURER

THIRTY EIGHTH.- The Treasurer shall have such powers and authority as the Board of Directors may determine. In the event of his absence, the Treasurer shall be replaced by the Alternate Treasurer or, in the event of absence of an Alternate Treasurer, by such person as the Board of Directors may appoint to such effect.

THE SECRETARY

THIRTY NINTH.- The Secretary shall have such powers and authority as the Board of Directors may determine, and shall keep the books of minutes and record in such books the minutes of all Shareholders Meetings and meetings of the Board of Directors, which shall be signed by such Secretary and the Chairman. In the event of his absence, the Secretary shall be replaced by the Alternate Secretary or, in the event of absence of an Alternate Secretary, by such person as the Chairman may appoint to such effect.

EXECUTIVE COMMITTEE

FORTIETH.- The Shareholders Meeting, by the affirmative vote of a majority of the shares of common stock, shall appoint from among the members of the Board of Directors an Executive Committee formed by such number of members and their alternates as the Shareholders Meeting may determine. A majority of the members of the Executive Committee must be Mexican citizens and must have been appointed by the holders of a majority of the shares of common stock.

The Executive Committee shall be subordinated to the Board of Directors and shall have the powers and authority set forth in the Thirty Sixth Clause of these bylaws, except for the powers set forth in Section XIII thereof; provided, that the powers and authority of the Executive Committee shall not include those powers and authority expressly reserved to any other corporate body pursuant to the law of these bylaws. The Executive Committee shall not be authorized to delegate in full to any one or more attorneys-in-fact, the powers and authority vested therein. Subject to the provisions contained in these bylaws, the Executive Committee shall review and approve or, as the case may be, submit to the Board of Directors for its approval, any proposed action with respect to the following matters:

1. Any amendment, modification or reform of or change in these bylaws;

2. Any issuance, authorization, cancellation, amendment, modification, reconfiguration and redemption of or change in any securities of the capital stock of the Corporation or any of its Subsidiaries;

3. Any sale or other transfer (other than any sale or transfer of inventories or obsolete assets, or any transfer made in the ordinary course of business of the Corporation or any of its Subsidiaries) of, or the creation of any lien (other than any lien mandated by law) on, any asset of the Corporation or its Subsidiaries with a value in excess of $175 (one hundred seventy five) million Dollars, currency of the United States of America, or its equivalent in Pesos, Mexican Currency;

4. Any new line of business, or any acquisition by the Corporation or any of its Subsidiaries of any interest in any other entity or corporation, with a value in excess of $100 (one hundred) million Dollars, currency of the United States of America, or its equivalent in Pesos, Mexican Currency;

5. The annual budget for capital expenditures of the Corporation;

6. Any transaction with respect to any additional net debt of or any new loan or financing to the Corporation or its Subsidiaries in excess of $150 (one hundred fifty) million Dollars, currency of the United States of America, or its equivalent in Pesos, Mexican Currency; or any new revolving credit facility which enables the Corporation or its Subsidiaries to borrow, through a single disposition, an aggregate amount of funds in excess of $150 (one hundred fifty) million Dollars, currency of the United States of America, or its equivalent in Pesos, Mexican Currency;

7. The annual business plan or budget of the Corporation;

8. The appointment of the Chief Executive Officer of the Corporation;

9. Any merger or similar transaction involving the Corporation or its Subsidiaries;

10. The execution of any agreement or transaction with or for the benefit of any holder of Series “AA” shares or any Affiliate thereof, which is not included in the policies issued by the Executive Committee;

11. The dividend policy of the Corporation; and

12. Any transfer of any material trade name or trademark, or of the goodwill attributable thereto.

Any action with respect to the aforementioned matters may be taken indistinctly by the Board of Directors or the Executive Committee.

The quorum for a meeting of the Executive Committee shall be a majority of its members, provided that such majority includes a majority of the members appointed by Mexican shareholders, and action shall be validly taken by a majority of the members present. The members of the Executive Committee shall make their best efforts to reach a consensus on the matters submitted to such Committee for its consideration.

In the event of an impasse, the Chairman of the Committee shall cast the deciding vote.

The Executive Committee shall meet as frequently as necessary to be involved in the matters entrusted thereto. The Executive Committee shall meet whenever it may deem convenient, but shall always meet prior to each meeting of the Board of Directors. Notice of the meetings of the Executive Committee shall be given (by facsimile and courier service) to all members thereof at least 5 (five) days prior to the date set for the meeting; provided, that such period may be reduced or the notice requirement waived with the consent of all such members. Such notice shall include, among other things, the agenda for the meeting, with reasonable detail of all the matters to be considered, and shall be accompanied by copies of the documents to be discussed at the meeting. In the event that a matter not included in the relevant agenda is brought before the Executive Committee, and that the members of the Committee have not received all the necessary documents pertaining to such matter, if such members are unable to reach a consensus with respect to such matter, then action on such matter shall be postponed until the next scheduled meeting of the Committee, or until approved by the unanimous consent of all the members, or until all of the aforementioned requirements have been satisfied.

Notwithstanding the above, if a majority of the members of the Executive Committee determines in good faith that action on a matter submitted thereto is of the essence and cannot wait until the next scheduled meeting thereof, then action on the specific matter may be taken by simple majority of the members present and shall be discussed with all other members prior to any formal action, and the opinion of each member shall be included in the minutes of the next scheduled meeting of the Executive Committee.

The Executive Committee shall issue its own operating rules based upon these bylaws, and such rules shall be subject to the approval of the Board of Directors.

The Statutory Auditors shall be given notice of all the meetings of the Executive Committee and shall be entitled to attend all such meetings but not to vote thereat. The Executive Committee shall maintain the Board of Directors informed with respect to all the meetings held thereby and all the actions taken thereat.

FORTIETH BIS.- The Corporation, through its Board of Directors, shall appoint an Audit Committee that shall be formed and shall operate in accordance with the following provisions:

1. The members of the Audit Committee must be Directors, and the Chairman and a majority of such members must be Independent Directors. The Statutory Auditors shall attend and address all the meetings of the Audit Committee, but shall not be entitled to vote thereat.

2. The Audit Committee shall appoint a Secretary, who may or may not be a member of the Committee, and such person shall perform the duties generally associated with such position and any other duties as the Board of Directors may determine.

3. The Audit Committee shall, among other things:

Prepare an annual report of its operations and submit such report to the Board of Directors;

Issue an opinion with respect to any of the related party transactions referred to in Section XIII of this Thirty Sixth Clause of the bylaws, and

Recommend the hiring of an independent specialist in such events as it may deem convenient, in order for such specialist to issue an opinion with respect to any of the transactions referred to in Section III of this Thirty Sixth Clause of the bylaws.

4. The Audit Committee shall issue its own operating rules.

SURVEILLANCE OF THE CORPORATION

FORTY FIRST.- The surveillance of the Corporation shall be vested in one or more Statutory Auditors and their alternates, who shall be appointed at a Shareholders Meeting by majority of the shares of common stock. The Statutory Auditors may or may not be shareholders of the Corporation, shall have the duties and obligations set forth in the law, and shall be elected for one year; provided, that they shall continue in their positions until their successors are appointed and take office. The Statutory Auditors may be reelected. If for any reason the Statutory Auditors are unable to perform their duties, then they shall be replaced by the relevant alternates.

Any holder of at least 10% (ten percent) of the shares of stock shall be entitled to appoint a Statutory Auditor. The appointment of any Statutory Auditor elected by the shareholders referred to in this paragraph may be revoked only if the appointments of all the other Statutory Auditors are also revoked.

FORTY SECOND.- The Statutory Auditors shall be required to post guaranty to secure the correct performance of their duties, in the same manner prescribed for the Directors in the Thirty Second Clause of these bylaws.

FISCAL YEARS; FINANCIAL INFORMATION

FORTY THIRD.- The fiscal years of the Corporation shall consist of twelve months and shall run from January one through December thirty one of each year.

FORTY FOURTH.- At the end of each fiscal year and within the first three months of the following fiscal year, the Board of Directors shall prepare a report containing, at a minimum, the information set forth in Article 172 of the General Corporations Law. Such report, together with any relevant support documentation, shall be delivered by the Board of Directors to the Statutory Auditors at least one month prior to the date of the Shareholders Meeting that will consider such report. At least fifteen days prior to the date of the Shareholders Meeting, the Statutory Auditors shall review the report of the Board of Directors and shall prepare a report containing their opinion as to the accuracy, sufficiency and fairness of the information submitted thereto by the Board of Directors. The report of the Statutory Auditors shall include, at a minimum, the information set forth in Section IV of Article 166 of the General Corporations Law. The report of the Board of Directors referred to in this Clause, including the report of the Statutory Auditors, must be completed and made available to the shareholders at least fifteen days prior to the date of the aforementioned Shareholders Meeting. The shareholders shall be entitled to receive a copy of such report.

LEGAL RESERVE; DISTRIBUTION OF PROFITS AND LOSSES

FORTY FIFTH.- The net profits of the Corporation, as reflected by the balance sheet approved by the General Annual Ordinary Shareholders Meeting, shall be allocated as follows:

(a) First, at least five percent shall be allocated to create or replenish a legal reserve, until the amount of such legal reserve equals at least twenty percent of the capital stock.

(b) Thereafter, the amounts determined by the Shareholders Meeting shall be allocated to create any extraordinary, special or additional reserves that may be deemed convenient.

(c) Thereafter, the amounts determined by the Shareholders Meeting shall be allocated to create or increase any general or special reserves, including, if applicable, the reserve for the repurchase of shares referred to in Section I of Article Fourteen-Bis of the Securities Market Law.

(d) Thereafter, any amount as may be necessary shall be allocated to pay the preferred dividend payable to the holders of the Series “L” shares in respect of the relevant fiscal year or, as the case may be, any dividend accrued during previous fiscal years which remains unpaid.

III.- The remainder of the net profits may be distributed as dividends to the shareholders, in proportion to the paid amount of their shares.

Unless otherwise approved by the Shareholders Meeting, dividends shall be paid only upon surrender of the corresponding dividend coupons. Dividends not collected within five years from the date on which they became payable, shall be forfeited to the Corporation.

The Annual Shareholders Meeting shall determine the compensations of the Directors and the Statutory Auditors.

Losses, if any, shall be covered by the shareholders in proportion to their respective holdings of shares; provided, that the obligations of the shareholders pursuant hereto shall be limited to the amount of their respective capital contributions and that the shareholders shall not be required to pay any amounts in excess thereof.

EVENTS OF DISSOLUTION

FORTY SIXTH.- The Corporation shall be dissolved:

I. Upon expiration of its term.

II. Upon the impossibility to achieve the corporate purpose.

III. By resolution of the shareholders pursuant to the law and these bylaws.

IV. If the number of shareholders of the Corporation is reduced to less than the statutory minimum of five shareholders.

V. If losses amount to two-thirds of the capital stock.

LIQUIDATION PROCEDURE

FORTY SEVENTH.- Following its dissolution, the Corporation shall be liquidated. The General Extraordinary Shareholders Meeting, by affirmative vote of a majority of the holders of the shares of common stock, shall appoint one or more liquidators. The liquidators shall hold the legal representation of the Corporation, shall have the powers and obligations set forth in Article Two Hundred Forty Two of the General Corporations Law and shall, in due course, distribute any remaining funds to the shareholders, all in accordance with the provisions contained in Articles Two Hundred Forty Seven and Two Hundred Forty Eight of the General Corporations Law and the following rules:

I. They shall conclude all pending matters in such manner as they may deem most convenient;

II. They shall collect all the accounts receivable and pay off all the debts, and shall sell any the assets of the Corporation as may be necessary to such effect.

III. They shall prepare the final balance, and

IV. Following the approval of the final balance, they shall distribute any remaining assets among the shareholders in accordance with the following:

1. The holders of the Series “L” shall receive payment of the preferred dividend equal to five percent of the capital attributable to such shares, accrued by such shares but which remains unpaid;

2. The holders of the Series “AA” and Series “A” shares of common stock shall receive payment of a dividend equal to the dividend paid to the holders of the Series “L” shares pursuant to paragraph 1 above;

3. Following the payment of the dividends referred to in paragraphs 1 and 2 above, the holders of the Series “L” shares shall receive the reimbursement of the capital attributable to their shares, which is equal to $0.025 per share;

4. Thereafter, the holders of the Series “AA” and Series “A” shares shall receive payment of an amount equal to the amount paid to the holders of the Series “L” shares pursuant to paragraph 3 above, and

5. The balance, if any, shall be distributed among all the shareholders in proportion to the number of shares owned by each of them and in proportion also to the paid-in value of each such share. In the event of dissent among the liquidators, the Statutory Auditor shall call a General Extraordinary Shareholders Meeting, which shall resolve any matter under dispute.

FORTY EIGHTH.- The founding shareholders do not reserve themselves any right whatsoever.

FORTY NINTH.- Any matter not expressly contemplated in these bylaws shall be subject to the provisions contained in the General Corporations Law.

FIFTIETH.- Any dispute in connection with the execution, interpretation and performance of this instrument, in which the Corporation may be a party, shall be submitted to the jurisdiction of the Federal courts of the United Mexican States.

PERSONAL INFORMATION

THE PERSON APPEARING BEFORE ME declared, under penalty of perjury, that he is a Mexican citizen by birth and that he was born to Mexican parents; that he was born in Guadalajara, State of Jalisco, on October twenty six, nineteen hundred seventy two; that he is married; that he is a licensed attorney-at-law; and that he has his address at Lago Alberto number three hundred sixty six, Colonia Anáhuac, Mexico City, Federal District. Such person, being known by me, did not show to me any personal identification.

I, THE NORATY, HEREBY CERTIFY:

I.- That I know the person appearing before me, and that in my opinion such person has the necessary capacity to grant this instrument.

II.- That I advised the person appearing before me of his right to personally read this instrument and have its contents explained to him by me.

III.- That I had before me the documents submitted by such person as a basis for the preparation of this instrument.

IV.- That I read this instrument and explained its value, consequences and legal implications to such person, and that such person confirmed his complete understanding thereof and expressed his agreement herewith, and signed this instrument on the date first above written.

NOW, THEREFORE, BASED UPON THE SATISFACTION OF ALL APPLICABLE LEGAL REQUIREMENTS, I HEREBY AUTHORIZE THIS INSTRUMENT.

SIGNED: LUIS ENRIQUE OLIVEROS ARREAGA. SIGNED.

LUIS FELIPE DEL VALLE PRIETO ORTEGA. SIGNED. THE NOTARY’S SEAL: “LUIS FELIPE DEL VALLE PRIETO ORTEGA.- NOTARIAL OFFICE NUMBER 20. FEDERAL DISTRICT, MEXICO.- MEXICAN UNITED STATES”.

THIS IS THE SECOND COUNTERPART OF THIS INSTRUMENT, ISSUED TO “AMÉRICA MÓVIL”, SOCIEDAD ANÓNIMA DE CAPITAL VARIABLE, IN ITS CAPACITY AS INTERESTED PARTY.

THIS INSTRUMENT IS PRINTED IN PERMANENT INK AND CONSISTS OF TWENTY THREE PAGES.- ATTESTED.

MEXICO CITY, FEDERAL DISTRICT, FEBRUARY EIGHTEEN, TWO THOUSAND FOUR.